                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                             FORM S-11/A (AMENDED)

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                         INVESTORS REAL ESTATE TRUST
       (Exact name of registrant as specified in governing instruments)

                             12 SOUTH MAIN STREET
                                MINOT, ND 58701
         (Address of principal executive offices, including zip code)


                             TIMOTHY P. MIHALICK
                             12 SOUTH MAIN STREET
                                MINOT, ND 58701
                    (Name and address of agent for service)

                         Copies of communications to:

                          THOMAS A. WENTZ, JR., ESQ.
                          PRINGLE & HERIGSTAD, P.C.
                                P.O. BOX 1000
                            MINOT, ND 58702-1000
                               (701) 852-0381
                             FAX (701) 857-1361


Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. /X/


                       CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------
                                             Proposed Maximum     Proposed Maximum
  Title of securities       Amount to be      offering price     aggregate offering       Amount of
   to be registered          registered          per unit              price           registration fee
- -------------------------------------------------------------------------------------------------------
     Investors Real      1,000,000 shares    $7.00 per share        $7,000,000.00           $2,413.81
  Estate Trust Shares                                            aggregate offering
     of Beneficial                                                      price
       Interest
- -------------------------------------------------------------------------------------------------------

       The registrant hereby amends this registration statement on such dates or date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                      I

                            Cross Reference Sheet

Part I.  Information Required in Prospectus


ITEM                                                                           PAGE LOCATION
- ----                                                                           -------------
1  Forepart of Registration Statement and Outside Front Cover
     Page of Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 2
2  Inside Cover Page of Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
3  Summary Information, Risk Factors and Ratio of Earnings to
     Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6, 7, 8, 9, 10
4  Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
5  Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
6  Selling Security Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
7  Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
8  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 11, 12
9  Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12, 13
10 Management's Discussion and Analysis of Financial Condition
     and Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . 13 - 20
11 General Information as to Registrant. . . . . . . . . . . . . . . . . . . . . . . . .  20
12 Policy with Respect to Certain Activities . . . . . . . . . . . . . . . .  20, 21, 22, 23
13 Investment Policies of Registrant . . . . . . . . . . . . . . . . . . . . . . . . . .  23
14 Description of Real Estate. . . . . . . . . . . . . . . . . . . . . . . .  24, 25, 26, 27
15 Operating Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24, 25, 26, 27
16 Tax Treatment of Registrant and Its Security Holders. . . . . . . . .  27, 28, 29, 30, 31
17 Market Price Of and Dividends on the Registrant's Common Equity
     and Related Stockholder Matters . . . . . . . . . . . . . . . . . . . . . . . . .31, 32
18 Description of Registrant's Securities. . . . . . . . . . . . . . . . . . . . . . . . .32
19 Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
20 Security Ownership of Certain Beneficial Owners and Management. . . . . . . .  33, 34, 35
21 Directors and Executive Officers. . . . . . . . . . . . . . . . . . . . . . .  33, 34, 35
22 Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . .  35, 36, 37, 38
23 Certain Relationships and Related Transactions. . . . . . . . . . . . . .  35, 36, 37, 38
24 Selection, Management and Custody of Registrant's Investments . . . . . . . . . . . .  38
25 Policies with Respect to Certain Transactions . . . . . . . . . . . . . . . . . . . .  38
26 Limitations of Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38, 39

27 Financial Statements and Information. . . . . . . . . . . . . . . . . . . . .  F-1 - F-35

28 Interests of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . . . . . . N/A
29 Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A

Part II.  Information Not Required in Prospectus

Item                                                                           Page Location
- ----                                                                           -------------
30 Other Expenses of Issuance and Distribution . . . . . . . . . . . . . . . . . . . . . S-1
31 Sales to Special Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
32 Recent Sales of Unregistered Securities . . . . . . . . . . . . . . . . . . . . . . . S-1
33 Indemnification of Directors and Officers . . . . . . . . . . . . . . . . . . . . . . S-1
34 Treatment of Proceeds from Stock Being Registered . . . . . . . . . . . . . . . . . . S-2
35 Financial Statements and Exhibits . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-3
36 Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3



                                     II

Prospectus
                         INVESTORS REAL ESTATE TRUST
                             12 South Main Street
                                Minot, ND 58701
                                (701) 852-1756

                  FOR 800,000 SHARES OF BENEFICIAL INTEREST
               OF INVESTORS REAL ESTATE TRUST WITHOUT PAR VALUE
                         MINIMUM PURCHASE:  100 SHARES
                       OFFERING PRICE:  $7.00 PER SHARE


All of the shares of Beneficial Interest offered hereby (the "Shares) are being sold on a best efforts basis by Investors Real Estate Trust (the "Trust"). A best efforts basis means there is no assurance that any of the shares will be sold.

(1)The Trust is a North Dakota Business Trust which has operated as an infinite life real estate investment trust ("REIT") since its formation on July 30, 1970, and is organized for the purpose of investment in real estate and loans secured by real estate. The Trust's investment objectives are to provide investors appreciation of capital, greater security through investment diversification, and a high level of distributable income. The Trust owns or holds interests in a portfolio of real estate or real estate backed mortgages located in eight states.

All of the shares of Beneficial Interest offered hereby (the "Offering") are being sold only by the Broker-Dealers listed on page 10. There is no established over-the-counter secondary market for the shares. SEE "MARKET" PAGE 31.

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE SPECULATIVE. INVESTMENT IN THE SHARES INVOLVES CERTAIN MATERIAL RISKS AND THERE IS NO GUARANTEE OF RETURN ON INVESTMENT. SEE PAGE 7 OF THIS PROSPECTUS. AMONG SUCH RISKS ARE THE
FOLLOWING:


        -       LACK OF A PUBLIC MARKET AND LACK OF LIQUIDITY.

        -       TAXATION OF THE TRUST AS A CORPORATION IF IT FAILS TO QUALIFY
                AS A REIT.

        -       THE SHARE PRICE IS ARBITRARILY DETERMINED.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------

     (1)The shares are being offered on a "best efforts" basis. The termination date of the offering shall be a date not later than one year after the date of this Prospectus. The minimum required purchase is 100 shares. Any proceeds received from subscribers for the shares will not be placed in escrow or trust.

- -------------------------------------------------------------------------------------
                 PRICE TO PUBLIC(2)     SELLING COMMISSION(3)    PROCEEDS TO TRUST(4)
- -------------------------------------------------------------------------------------
  PER SHARE           $7.00                     $.56                    $6.44
- -------------------------------------------------------------------------------------
   TOTAL           $5,600,000                 $464,000                $5,136,000
- -------------------------------------------------------------------------------------

The Trust has registered 1,000,000 of its shares of Beneficial Interest no par value per share, of which 200,000 shares are available only to shareholders who participate in the Trust's dividend reinvestment plan. See page 32. Said shares do not have a par value. The shares offered hereby (the "Offering") will be sold by securities broker-dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD").

- --------------------
     (2)The offering price of the shares was arbitrarily determined by the Company based on the price at which the shares have previously traded. See
Determination of Offering Price.   Page 10.

     (3)The Company will pay the securities broker-dealers a commission equal to $.56 per share for the sale of each share of Beneficial Interest sold by them.

     (4)The proceeds to the company do not include a deduction for the expenses, other than the soliciting dealer's commission, incurred by the company as a result of the offering. These expenses are estimated to be $5,000 for printing and filing fees, and $25,000 for legal fees to be paid to Pringle & Herigstad, P.C.

                                            TABLE OF CONTENTS
THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

AVAILABLE INFORMATION CONCERNING THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Securities and Exchange Commission. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Reports to Security Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Incorporation by Reference. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Price of Shares Arbitrarily Determined. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Intent to Qualify as a Real Estate Investment Trust . . . . . . . . . . . . . . . . . . . . . .   8
     Best Efforts Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Business Environment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Risks Related to Mortgage Lending . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Relationship with Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Environmental Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Liquidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SELECTED FINANCIAL DATA - ANNUAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS . . . . . . . . . . . . . . . . . . . . . . . .  12

TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS . . . . . . . . . . . . . . . . . . . . . . . .  13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Funds from Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Consolidated Financial Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Sale of Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     New Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Fiscal Year 1995 Compared to Fiscal Year 1994 . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Fiscal Year 1994 Compared to Fiscal Year 1993 . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Funds From Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Affiliated Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Property Acquired . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Equities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Mortgage Loans Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Property Sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Impact of Inflation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Economic Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST. . . . . . . . . . . . . . . . . . . . . . . .  20
     Organization of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Governing Instruments of Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Shareholder Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

POLICY WITH RESPECT TO CERTAIN ACTIVITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     To Issue Senior Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     To Borrow Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     To Make Loans To Other Persons. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
           MORTGAGE LOANS RECEIVABLE - UNRELATED . . . . . . . . . . . . . . . . . . . . . . . . . .  21
           MORTGAGE LOANS RECEIVABLE - RELATED PARTIES . . . . . . . . . . . . . . . . . . . . . . .  22
     To Invest in the Securities of Other Issuers for the Purpose of
           Exercising Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Consolidated Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     To Underwrite Securities of Other Issuers . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     To Engage in the Purchase and Sale (or Turnover) of Investments . . . . . . . . . . . . . . . .  23
     To Offer Securities in Exchange for Property. . . . . . . . . . . . . . . . . . . . . . . . . .  23
     To Repurchase or Otherwise Reacquire Its Shares or Other Securities . . . . . . . . . . . . . .  23
     To Make Annual and Other Reports to Shareholders. . . . . . . . . . . . . . . . . . . . . . . .  23

INVESTMENT POLICIES OF REGISTRANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Investments in Real Estate or Interests in Real Estate. . . . . . . . . . . . . . . . . . . . .  23
     Investments in Real Estate Mortgages. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Investments in Other Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Investments in Securities Of or Interests In Persons Primarily
           Engaged in Real Estate Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

DESCRIPTION OF REAL ESTATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     INVESTMENT PORTFOLIO - INVESTORS REAL ESTATE TRUST
           AS OF APRIL 30, 1995. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Real Estate Owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Planned Improvements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Contracts or Options to Sell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     Occupancy and Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

TAX TREATMENT OF REGISTRANT AND ITS SECURITY HOLDERS . . . . . . . . . . . . . . . . . . . . . . . .  27
     Federal Income Tax. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     North Dakota Income Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Taxation of the Trust's Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Taxation of Tax-Exempt Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Tax Considerations for Foreign Investors. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Backup Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     State and Local Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     Other Tax Considerations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

MARKET PRICE OF AND DIVIDENDS ON THE TRUST'S COMMON EQUITY AND RELATED
     STOCKHOLDER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     Market for the Registrant's Common Stock and Related Security
           Holder Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

DIVIDEND REINVESTMENT PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

DESCRIPTION OF REGISTRANT'S SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     Description of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . . . . . . . . . . . .  33

EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. . . . . . . . . . . . . .  35

ADVISORY AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Basic Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     Additional Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Limitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Roger R. Odell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     Thomas A. Wentz, Sr.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SELECTION, MANAGEMENT AND CUSTODY OF TRUST'S INVESTMENTS . . . . . . . . . . . . . . . . . . . . . .  38
     Management of Trust's Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

LIMITATIONS OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                  THE TRUST

Investors Real Estate Trust (hereinafter "IRET"), an unincorporated business trust, was organized under the laws of the State of North Dakota on July 31, 1970. IRET has qualified and operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its inception.

IRET, pursuant to the requirements of Sections 856-858 of the Internal Revenue Code which govern real estate investment trusts, is engaged in the business of making passive investments in real estate equities and mortgages.

IRET has its only office in Minot, North Dakota, and operates principally within the confines of the State of North Dakota, although it has some real estate investments in the states of Minnesota, South Dakota, Nebraska, Montana, Colorado, Wisconsin, Idaho and Arizona.

IRET is the general partner of seven limited partnerships which own investment real estate. IRET, as the general partner and as a creditor of said limited partnerships, has a substantial influence over the operation of the partnerships. Thus, the financial statements of IRET and the seven partnerships have been consolidated for financial reporting purposes and all material intercompany transactions and balances have been eliminated. The seven limited partnerships are:

                                Eastgate Properties, Ltd.
                                Bison Properties, Ltd.
                                First Avenue Building, Ltd.
                                Chateau Properties, Ltd.
                                Sweetwater Properties, Ltd.
                                Hill Park Properties, Ltd.
                                Colton Heights, Ltd.

IRET operates on a fiscal year ending April 30. For its past three fiscal years, its sources of operating revenue, total expenses, net real estate investment income, capital gain income, total income, and dividend distributions consolidated with said seven limited partnerships are as follows:


                             Fiscal Year Ending 4/30

                                       1995          1994            1993
                                       ----          ----            ----
REVENUE FROM OPERATIONS
Real Estate Rentals                $12,733,261     $10,204,670     $6,376,733
Interest, Discount &
  Fees                               1,384,433       1,679,909      1,939,910
                                   -----------     -----------     ----------
                                   $14,117,694     $11,884,579     $8,316,643

EXPENSE                            $10,549,680     $ 8,706,478     $6,085,551
                                   -----------     -----------     ----------
NET REAL ESTATE INVESTMENT
 INCOME                            $ 3,568,014     $ 3,178,101     $2,231,092
GAIN ON SALE OF INVESTMENTS
  (CAPITAL GAIN)                       403,094          64,962        132,610
                                   -----------     -----------     ----------

NET INCOME                         $ 3,971,108     $ 3,243,063     $2,363,702
                                   -----------     -----------     ----------
                                   -----------     -----------     ----------
PER SHARE
     Net Income                    $      .38      $      .35      $      .29
     Dividends Paid                $      .35      $      .33      $      .32

As indicated above, IRET has two principal sources of operating revenue: rental income from real estate properties owned by the trust and interest income from mortgages and contracts for deed secured by real estate. A minor amount of revenue is derived from interest on short-term investments in government securities, interest on savings deposits and fees derived from serving as a general partner of certain limited partnerships. In addition to operating income, the trust has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

IRET has no employees. Its business is conducted through the services of an independent contractor (Odell-Wentz & Associates LLC, a North Dakota Limited Liability Company having as its members Roger R. Odell and Thomas A. Wentz, Sr.) which serves as the advisor to the trust. Since the inception of the Trust and until January 1, 1986, Roger R. Odell, 12 South Main, Minot, North Dakota, served as advisor to the trust, providing office facilities, administering day-to-day operations of the trust, and advising with respect to investments and investment policy. Effective January 1, 1986, the trust entered into a revised advisory agreement with Mr. Odell and Thomas A. Wentz, Sr.

Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as secretary of the association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Company from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962. Mr. Wentz' principal occupation is the practice of law as a partner in the law firm of Pringle & Herigstad, P.C., counsel to the trust and he provides services to Odell-Wentz & Associates on a part-time basis.

                  AVAILABLE INFORMATION CONCERNING THE TRUST

SECURITIES AND EXCHANGE COMMISSION: The Trust is currently a reporting company pursuant to the Exchange Act and in accordance therewith annually files a Form 10-K and quarterly Forms 10-Q for the first three quarters of each year with the Securities and Exchange Commission. The information filed by the Trust can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, DC, at 450 Fifth Street NW, Room 1024, Washington, DC 20549, (202-272-3100). Copies of said information can be obtained from the Public Reference facility at prescribed rates.

REPORTS TO SECURITY HOLDERS: The Trust shall furnish shareholders with annual reports on or about July 25th of each year containing financial statements audited by the Trust's independent accountants, with quarterly reports for the first three quarters of each year containing unaudited summary financial and other information, and with such other reports as the Trust deems appropriate or as required by law.

INCORPORATION BY REFERENCE: Copies of any document or part thereof incorporated by reference in this prospectus but delivered therewith is available free of charge upon request made to Timothy Mihalick, 12 South Main Street, Minot, ND 58701 (701-852-1756).

                                 RISK FACTORS

An investment in the shares involves various risks. Investors should consider the following factors which make the Offering one of high risks:

PRICE OF SHARES ARBITRARILY DETERMINED: The price of the shares has been determined by the Trust and is a higher price than the price paid by the current holders of the Trust's shares. The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the shares.

INTENT TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST: The Trust intends to continue operating so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Although the Trust believes that it is organized and will continue to operate in such a manner, no assurance can be given that the Trust will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex code provisions for which there are only limited judicial or administrative interpretations. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualifications as a REIT or the federal income tax considerations of such qualifications. If in any taxable year the Trust failed to qualify as a REIT, the Trust would not be allowed a deduction for distribution to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. As a result, the funds available for distribution to the Trust's shareholders would be reduced for each of the years involved. Although the Trust currently intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Trust's Board of Trustees to revoke the REIT election.

BEST EFFORTS SALE: The shares are being sold by the Soliciting Dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers of the shares, but is not obligated to ensure that a minimum number or that even any shares are sold. Therefore, no assurance is given as to the amount of proceeds that will be available for investment by the Trust. In the event fewer than all the Shares are sold during the offering period (which is 365 days from the date of this document), the Trust would have fewer cash assets to apply toward its business plan. In such event, the fixed operating expenses of the Trust, as a percentage of gross income, would be higher and consequently reduce the taxable income distributable to shareholders.

BUSINESS ENVIRONMENT: The results of operations of the Trust will depend, among other things, upon the availability of opportunities for the investment and reinvestment of the funds of the Trust. The yields available from time to time on mortgages and other real estate investments depend to a large extent on the type of security involved, the type of investment, the condition of the money market, the geographical location of the property, general economic conditions, competition, and other factors, none of which can be predicted. Trust funds are presently invested in real estate in North Dakota and several other states. As a result, the Trust may be subject to substantially greater risk than if its investments were more dispersed geographically. Local conditions, such as competitive overbuilding or a decrease in employment, may adversely affect the performance of the Trust's investments. In the area in which the Trust operates, the economy is dependent on the areas of agriculture and mineral development. If these areas do not perform satisfactorily, the ability of the Trust to realize profits from its business of real estate investments will be adversely affected.

RISKS RELATED TO MORTGAGE LENDING: All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property. In the event of a default by a borrower on a mortgage loan, it may be necessary for the Trust to foreclose its mortgage or engage in negotiations which may involve further outlays to protect the Trust's investment. The mortgages securing the Trust's loans may be, in certain instances, subordinate to mechanics' liens, materialmen's liens, or government liens and, in instances in which the Trust invests in a junior mortgage, to liens of senior mortgages, and the Trust may be required to make payments in order to maintain the status of the prior lien or to discharge it entirely. In certain areas, the Trust might lose first priority of its lien to mechanics' or materialmen's liens by reason of wrongful acts of the borrower. It is possible that the total amount which may be recovered by the Trust in such cases may be less than its total investment, with resultant losses to the Trust.

Loans made by the Trust may, in certain cases, be subject to statutory restrictions limiting the maximum interest charges and imposing penalties, which may include restitution of excess interest, and, in some cases, may affect enforceability of the debt. There can be no assurance that all or a portion of the charges and fees which the Trust receives on its loans may not be held to exceed the statutory maximum, in which case the Trust may be subjected to the penalties imposed by the statutes.

RELATIONSHIP WITH ADVISOR: Certain operating expenses of the Trust, including compensation to the advisor and the trustees, must be met regardless of profitability. The advisor's fee is computed as a percentage of the investments of the Trust. (See "Advisory Agreement" on page 36.)

ENVIRONMENTAL LIABILITY: Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property. Under federal and state legislation, property owners are liable for cleanup expenses in connection with hazardous wastes or other hazardous substances found on their property. No assurance can be given that a substantial financial liability may not occur with respect to properties owned or acquired in the future by the Trust. It is the policy of the Trust to obtain a Phase I environmental survey upon purchasing property and, as of the date of this Prospectus, the Trust is unaware of any environmental liability with respect to properties in its portfolio.

COMPETITION: Investments of the types in which the trust is interested may be purchased on a negotiated basis by many kinds of institutions, including mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals. In addition, there are a number of other real estate investment trusts in operation, some of which may be active in one or more of the Trust's areas of investment. Investments must thus be made by the Trust in competition with such other entities. The yields available on mortgage and other real estate investments depend upon many factors, including the supply of money available for such investments and the demand for mortgage money.
The presence of the foregoing competitors increases the available supply of funds to prospective borrowers from the Trust. All these factors, in turn, vary in relation to may other factors such as general and local economic conditions, conditions in the construction industry, opportunities for other types of investments, international, national and local political affairs, legislation, governmental regulation, tax laws, and other factors. The Trust cannot predict the effect which such factors will have on its operations.

LIQUIDITY: No assurance can be given that a purchaser of Trust shares under this Offering would be able to resell such shares when desired. At the present time, there is no brokerage firm that "makes a market" for Trust shares. All resales of Trust shares are now on a "best efforts" basis and the ability of a shareholder to resell shares is dependent on the broker-dealer locating a purchaser. During the past five years, to the best of the Trust's knowledge, all shareholders desiring to resell their shares have been able to do so within five business days. The commission currently being charged for resales is 8%.


                       DETERMINATION OF OFFERING PRICE

The offering price of $7.00 per share was arbitrarily established by the Trust based upon the previous asked price for its shares of Beneficial Interest over the past three calendar years. The total number of shares traded, the high and low bid and asked prices during this period and the quarterly dividend are as follows:

                                                                     Quarterly
Calendar                     No. of          Bid           Asked     Per Share
  Year      Months      Shares Traded    Low    High   Low    High    Dividend
  ----      ------      -------------    ---    ----   ---    ----    --------
  1993   January-March      241,353     5.02    5.10   5.70   5.80     .08
  1993   April-June         230,068     5.10    5.19   5.80   5.90     .0805
  1993   July-September     140,339     5.10    5.19   5.90   5.90     .081
  1993   October-December   181,613     5.16    5.28   5.90   6.00     .0815
  1994   January-March      250,167     5.20    5.37   6.00   6.10     .082
  1994   April-June         163,347     5.20    5.37   6.10   6.10     .0825
  1994   July-September     134,529     5.37    5.63   6.10   6.25     .088
  1994   October-December   335,518     5.63    5.89   6.25   6.40     .084
  1995   January-March      210,106     5.89    5.89   6.40   6.40     .085
  1995   April-June         137,766     5.89    6.03   6.40   6.55     .08625
  1995   July-September     452,665     5.89    6.03   6.40   6.55     .0925
  1995   October-December   466,447     5.89    6.16   6.40   6.70     .08875

                                   DILUTION

The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of January 31, 1996, the book value of the 12,693,198 shares then outstanding was $3.75. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $4.00 per share. Thus, a purchasing shareholder paying $7.00 per share under this Offering will incur an immediate book value dilution of $3.00 per share.


                             PLAN OF DISTRIBUTION

The shares offered by this Prospectus shall be sold by Inland National Securities, Inc., attention David Theusch, of 21 South Main, Minot, North Dakota 58701, (701) 852-1640, and Financial Advantage Brokerage Services, Inc., attention Roger Domres, of 17 South Main, Minot, North Dakota 58701,
(701) 852-3090, or the registered securities salespeople associated with said firms. All shares shall be sold on a "best efforts" basis with no guarantee or requirement that any shares be sold. All sales are subject to a 100 share or $700.00 minimum purchase. For each share sold, the selling Broker-Dealer shall receive a commission of $.56 per share. No other compensation or fees other than the percentage commission shall be paid by the Trust to the Broker-Dealers.

The relationship between the Broker-Dealers and the Trust may be terminated by either entity at any time for any reason. Both Broker-Dealers have the opportunity to sell the entire Offering.

                               USE OF PROCEEDS

The net proceeds from the sale of the 800,000 shares offered to the public will be added to the Trust's operating capital to be used in connection with its general business purposes.

As of the date of this Prospectus, the Trust is engaged in constructing apartment buildings in Minot and Grand Forks, North Dakota, and Billings, Montana, and plans to construct the additional apartments described below. These apartments are of a design and type previously constructed by the Trust during the past three years in Sioux Falls, South Dakota (98 units), Bismarck, North Dakota (49 units), and Minot, North Dakota (98 units). The apartments constructed in Sioux Falls, Bismarck and Minot have rented quickly at projected rental rates and, in the judgment of management, will produce a satisfactory investment return. The Trust intends to continue the construction of this type of apartment building as follows:

                            APARTMENTS UNDER CONSTRUCTION

           CITY                         UNITS                   ESTIMATED COST
           ----                         -----                   --------------
       Minot, ND                          98                     $ 4,375,000
       Grand Forks, ND                   116                       5,275,000
       Billings, MT                       98                       5,000,000
                                                                 -----------
                   Total - Apartments Under Construction         $14,650,000

                            PLANNED APARTMENT CONSTRUCTION

          CITY                         UNITS                   ESTIMATED COST
          ----                         -----                   --------------
       Grand Forks, ND                  201                     $ 9,100,000
       Bismarck, ND                     192                       9,000,000
       Billings, MT                      98                       4,600,000
                                                                -----------
                  Total - Planned Apartment Construction        $22,700,000

The Trust does not yet own all of the land necessary for the planned apartment construction, nor has it arranged for the financing that would be necessary. Thus, no assurance can be given that the Trust will successfully complete this construction program.

The Trust will also continue to consider other real estate investment opportunities that are presented to it, but is not obligated at the date of this Prospectus to acquire any real estate investments and expects to concentrate its efforts and resources on the planned apartment construction projects described above during the next 18 month period.

The Trust will also derive funds to fund the properties under construction that are described above from the following sources:

     - DEPRECIATION REVENUE. As a "Real Estate Investment Trust" under the Internal Revenue Code, the Trust must distribute at least 95% of its taxable income. However, in computing taxable income, a deduction for depreciation of the buildings owned by the Trust is allowed. In the Fiscal year ended April 30, 1995, this depreciation deduction was $1,845,571. The amount of this depreciation is used by the Trust to acquire addition real estate investments.

     - LOANS. The Trust seeks to borrow approximately 70% of the cost of real estate purchased. The objective is to purchase real estate at a price which will yield a higher percentage return than the interest rate payable on the mortgage loan. This "leverage" is essential to producing a satisfactory return to the owners of the Trust. (No assurance can be given that the income actually earned on real estate investments made by the Trust will be higher than the interest rate paid on the Trust's mortgage loans.) As of January 31, 1996, the ratio of mortgage liabilities to total Trust real estate assets was $72,332,672 of mortgage liabilities to

              $117,339,315 of real estate assets or 62%. Thus, as much as $32,682,828 could be borrowed on the existing portfolio before reaching the desired debt ratio of 70% (present equity in real estate of $117,339,315, minus mortgages of $72,332,672 equals $45,006,643 - 30% = $150,022,143, minus present real estate owned of $117,339,315 equals $32,682,828) (no assurance can be given that this amount of borrowed funds would be available).

        - MARKETABLE SECURITIES/CREDIT LINE. The Trust maintains an investment in marketable government insured securities ($4,508,382 as of January 31, 1996) which securities are held in brokerage accounts with Dean Witter and Smith Barney. The current policy of said brokers is to allow the Trust to borrow up to 90% of the market value of these securities for short-term needs. Also, the Trust may enter into short-term credit line borrowing agreements with banks if the need arises. No assurance can be given that either of these borrowing arrangements would be available to the Trust.

                                    SELECTED FINANCIAL DATA - ANNUAL

                                                        YEAR ENDED APRIL 30
                                 -------------------------------------------------------------------
                                     1995          1994          1993         1992           1991
                                 -----------   -----------   -----------  -----------    -----------
Consolidated Income Statement Data

  Revenue                        $14,117,694   $11,884,579   $ 8,316,643  $ 7,206,054    $ 6,591,500
  Operating income                 3,568,014     3,178,101     2,231,092    1,628,155      1,160,634
  Gain on repossession/
    sale of investments              403,094        64,962       132,610       22,858        (10,008)
  Net income                       3,971,108     3,243,063     2,363,702    1,651,013      1,150,626
Balance Sheet Data
  Total real estate
    investments                   84,408,412    64,427,776    50,041,059   34,302,341     31,722,867
  Total assets                    94,890,994    72,729,848    54,658,569   38,997,080     35,757,950
  Shareholders' equity            38,094,144    30,320,401    23,745,443   18,849,635     15,770,048

Consolidated Per Share Data
  Net income                    $        .38           .36   $       .29  $       .23    $       .18
  Gain of repossession/
    sale of investments                  .04           .01           .01          .00            .00
  Dividends                              .35           .33           .32          .31            .31
  Tax status of dividend
    Capital gain                        11.0%         7.37%         4.08%         1.0%           4.9%
  Ordinary income                       89.0%        92.63%        74.04%        68.0%          53.8%
  Return of capital                      0.0%         0.00%        21.88%        31.0%          41.3%

                          TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS

                                                            QUARTER ENDED
                                         -------------------------------------------------
                                           1-31-94       4-30-94      7-31-94    10-31-94
                                         ----------    ----------   ----------  ----------
Consolidated Income Statement Data

  Revenue                                $2,983,480    $3,304,827   $3,328,796  $3,616,969
  Income before gains on
    sale of investments                     872,875       610,669      794,755   1,066,229
  Net gain on sales of
    investments                               --           64,962        --        305,543
  Net income                                872,875       675,631      794,755   1,371,772


  Per Share
  Income before gains on
    sale of investments                  $      .10    $      .05   $      .07  $      .10
  Net gain on sale of
    investments                               --              .01        --            .03

                          TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS

                                                            QUARTER ENDED
                                         -------------------------------------------------
                                           1-31-94       4-30-94      7-31-94    10-31-94
                                         ----------    ----------   ----------  ----------
Consolidated Income Statement Data

  Revenue                                $3,574,068    $3,597,861   $3,782,061  $4,715,186
  Income before gains on
    sale of investments                   1,014,011       693,019    1,009,468   1,058,136
  Net gain on sales of
    investments                               --           97,551        --          --
  Net income                              1,014,011       790,570    1,009,468   1,058,136

  Per Share
  Income before gains on
    sale of investments                  $      .10    $      .07   $      .09   $     .09
  Net gain on sale of
    investments                              --               .01        --          --

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND RESULTS OF OPERATIONS

GENERAL: IRET has operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its formation in 1970. IRET is in the business of owning income producing real estate investments. No major changes in IRET's business has occurred from the organization of the Trust in 1970 to the date of this Prospectus, and none are planned at this time.

RESULTS OF OPERATIONS. IRET's Third Quarter, which ended on January 31, 1996, saw an increase in earnings and property owned.

EARNINGS. IRET had net taxable earnings for the Third Quarter of Fiscal 1996 of $1,604,507, compared to $1,064,011 earned in the Third Quarter of the prior fiscal year. This year's results include $522,001 of capital gain income while no capital gain income was included in the prior year's results.

For the first nine months of Fiscal 1996, net taxable income was $3,672,110, compared to $3,330,538 in the prior year. The 1996 results include $522,001 of capital gain income compared to $305,543 of capital gain income in the prior year.

On a per share basis, net income was $.13 for the Third Quarter (compared to $.10 last year) and $.30 for the nine month period (compared to $.33 in the prior year).

FUNDS FROM OPERATIONS. Funds from operations (taxable income increased by non-cash deductions of depreciation and amortization, less extraordinary income items) for the Third Quarter increased to $1,688,506, from the $1,499,011 received in the prior year. For the nine month period, funds from operations increased to $4,760,109 from $4,379,995 in the prior period. These changes in net taxable earnings and funds from operations resulted from:

   - A continuing strong rental environment in the cities in which we operate. We are experiencing a strong demand for our rental properties and have been able to increase rents at a rate greater than the inflation in our operating expenses.

   - The new properties that we have purchased and constructed are performing very well. We continue to see a rapid rent-up of our new properties at or above our projected rents.

   - A considerable amount of our capital continues to be invested in constructing new apartment buildings. During this construction period, our investment is not earning income and will continue to hold down our earnings for financial reporting purposes.

   - The Smith Home Furnishings property in Boise, Idaho, has not been re-rented. We do have a temporary tenant in part of the building, but we will continue to have a rent shortfall of approximately $45,000 a month until a new permanent tenant can be found.

   - We are in the process of refinancing many of our existing properties. Interest rates are declining and we expect to see lower interest expense in the months ahead.

We continue to be pleased with the performance of our portfolio. We project a continuation of our earnings at the current level.

FINANCIAL CONDITION. IRET's liquidity and capital resources remain strong and will enable IRET to continue its rapid expansion of real estate owned. Comparative balance sheet figures are:

                                         1/31/96               1/31/95
                                      ------------           -----------
Cash Marketable Securities            $  7,892,782           $10,635,726
Net Real Estate Owned                 $114,094,135           $64,397,017
Net Real Estate Mortgages             $  3,245,180           $ 4,926,883
Total Assets                          $127,421,081           $80,925,554
Total Liabilities                     $ 79,771,476           $44,964,625
Shareholder Equity                    $ 47,649,605           $35,960,929

CONSOLIDATED FINANCIAL REPORTS. The financial statements shown in this report consolidate IRET's financial report with those of the seven limited partnerships of which IRET is the general partner and creditor.

SALE OF PROPERTIES. During the Third Quarter, IRET sold properties from its portfolio resulting in a capital gain for financial reporting purposes of $522,001. For income tax purposes, IRET has elected to reinvest the proceeds of these sales to acquire like-kind real estate.

NEW INVESTMENTS. During the first nine months, IRET has purchased or constructed the following real estate properties. These properties are on IRET's books and are now producing rental income:

                                                                       COST
                                                                   -----------
   - Barnes & Noble Super Store, Omaha, NE (15 yr. net leased)     $ 3,675,000
   - 313 unit West Stonehill Apartments, St. Cloud, MN              11,000,000
   - 18-plex Apartment Bldg., Minot, ND                                590,000
   - 98 unit Apartment Complex - South Pointe - Phase I, Minot, ND   4,600,000
   - 49 unit Apartment Bldg. - North Pointe - Bismarck, ND           2,250,000
   - 164 unit Apartment Complex - Southwinds - Grand Forks, ND       5,400,000
   - Stone Container Commercial Building, Fargo, ND                  4,880,000
                                                                   -----------
                                                                   $32,395,000
                                                                   -----------
                                                                   -----------

The following properties are under construction:

     Douglasville, Georgia, Retirement Center ($2,810,000 Estimated Cost) 98-unit Apartment Complex, Minot, ND ($4,500,000 Estimated Cost) 116-unit Apartment Complex, Grand Forks, ND ($5,225,000 Estimated Cost) 98-unit Apartment Complex, Billings, MT ($5,000,000 Estimated Cost)

DIVIDENDS. IRET paid its 99th consecutive quarterly dividend on January 5, 1996, of $.09 per share. This was an increase from the $.08875 per share dividend paid on October 1, 1995.

FISCAL YEAR 1995 COMPARED TO FISCAL YEAR 1994: Net income for Fiscal 1995 increased to $3,971,108, compared to $3,243,063 for Fiscal 1994 and $2,363,702 for Fiscal 1993. On a per share basis, net income was $.38 for Fiscal 1995, an increase of 6% over the $.36 earned in the prior year and 31% more than the $.29 earned in Fiscal 1993.

Gain from the sale of real estate investments constituted $403,094 ($.04 per share) of the Fiscal 1995 net income, compared to $64,962 ($.01 per share) included in the Fiscal 1994 net income and $132,610 ($.01 per share) for Fiscal 1993.

Total revenues were $14,117,694 in Fiscal 1995, compared to $11,884,579 in 1994 and $8,316,643 in 1993. The Fiscal 1995 revenue increase of $2,233,115 consisted of:

     Rent from 4 properties acquired in Fiscal 1995   $  534,013
     Rent from 4 properties acquired in Fiscal 1994
          in excess of that received in Fiscal 1994    1,860,429
     An increase in rental rates on existing
          properties (3%)                                213,973
     An increase in occupancy rates on existing
          properties (1/2%)                               52,171
     A decrease in rent - property sold during 1995
          (Yankton)                                     (131,995)
     A decrease in interest income                      (260,001)
                                                      ----------
       Net revenue increase (1995 over 1994)          $2,233,115
                                                      ----------
                                                      ----------

Thus, the increase in revenue resulted primarily from the addition of new real estate properties to the portfolio. Scheduled rents on existing properties increased by 3%, while occupancy increased to 95.5% from 95% in the prior year.

The $728,045 increase in net income for Fiscal 1995 over the amount earned in the prior year resulted from:

     An increase in gain from sale of investments     $  338,132
     An increase in net rental income (rents, less
          utilities, maintenance, taxes, insurance
          and management)                              1,999.032
     A decrease in interest income                      (295,476)
     An increase in interest expense                    (832,073)
     An increase in depreciation expense                (441,163)
     A decrease in bad debt expense                       50,000
     An increase in operating expenses & other items     (87,407)
                                                      ----------
                                                      $  728,045
                                                      ----------
                                                      ----------

IRET purchased some $27,000,000 of real estate properties during Fiscal 1995 and has contracted to acquire approximately $25,000,000 of additional real estate properties in the coming year. Thus, the Trust's portfolio will shift rapidly from a significant investment in high-yielding mortgage loans to a portfolio consisting primarily of equity positions in real estate. This change in the portfolio will result in a decrease in net income because of increased depreciation.

We expect earnings in Fiscal 1996 to exceed this year's level. Occupancy, rental rates and interest rates are expected to remain at present levels and the new properties that are being added to the portfolio will enhance net income.

FISCAL YEAR 1994 COMPARED TO FISCAL YEAR 1993. Net income for Fiscal 1994 increased to $3,242,000, compared to $2,363.702 for Fiscal 1993 and $1,651,013 for Fiscal 1992. On a per share basis, net income was $.35 for Fiscal 1994, an increase of 21% over the $.29 earned in the prior year and 52% more than the $.23 earned in Fiscal 1992.

Total revenues were $11,884,579 in Fiscal 1994, compared to $8,316,643 in 1993 and $7,206,054 in 1992. The Fiscal 1994 revenue increase of $3,567,936 consisted of:

     Rent from 4 properties acquired in Fiscal 1994      $  722,319
     Rent from the 6 properties acquired in Fiscal 1993
          in excess of that received in Fiscal 1993       2,568,085
     An increase in rental rates on existing
          properties (3.3%)                                 336,542
     An increase in occupancy rates on existing
          properties (2%)                                   200,991
     A decrease in interest income                         (260,001)
                                                         ----------
     Net revenue increase (1994 over 1993)               $3,567,936
                                                         ----------
                                                         ----------

The continuing increase in net income resulted from:

  - The acquisition of additional real estate properties which have performed at a higher income level than the average of our portfolio.

  - A continuation of the trend of improved rental rates and occupancy in all of our rental properties. Scheduled rents were up an average of 3.3%, while occupancy increased from 93% to 95%. Rental income was $3,827,937 higher in Fiscal 1994 than in the prior year, while rental expenses (utilities, maintenance, taxes, insurance and managements) were $1,276,774 higher.

  - A decrease in interest rates on new and existing variable rate mortgages.

During Fiscal 1994, IRET increased its allowance for bad debts by $250,000. A residential lot development loan made by IRET to Centrebrooke Homes of Denver, CO, went into default and it is likely that a portion of the $900,708 loan balance will not be collectible. Management is of the opinion that the allowance made in 1994 will cover any losses.

DIVIDENDS.  The following dividends were paid during Fiscal 1995:

              DATE               PER SHARE DIVIDEND
              ----               ------------------
          July 1, 1994                 $.088*
          October 1, 1994              $.084
          January 5, 1995              $.085
          April 1, 1995                $.08625
                                       -------
                                       $.34325
                                       -------
                                       -------

        *Includes $.005 special dividend.

FUNDS FROM OPERATIONS. The funds derived by the Trust from its operations increased by 18% over the prior year. (IRET uses the definition of "Funds From Operations" recommended by the National Association of Real Estate Investment Trusts to mean "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis." It is emphasized that funds from operations as so calculated and presented does not represent cash flows from operations as defined under generally accepted accounting principles and should not be considered as an alternative to net income as an indication of operating performance or to cash flows as a measure of liquidity or ability to fund all cash needs.) (See the Consolidated Statements of Cash Flows in the Consolidated Financial Statements attached hereto.)

The following is a comparison of dividends paid during the past five fiscal years to Funds From Operations (as defined above):

                              FISCAL           FISCAL           FISCAL          FISCAL         FISCAL
ITEM                           1995             1994             1993            1992           1991
- ----                        ----------       ----------       ----------      ----------     ----------
Net Income (GAAP)           $3,971,108       $3,243,063       $2,363,702      $1,651,073     $1,150,626
Less Gains (Losses) from
   Property Sales              401,094           64,962          132,610          22,858        (10,008)
                            ----------       ----------       ----------      ----------     ----------
Operating Income            $3,568,014        3,178,101       $2,231,092      $1,628,155     $1,160,634
Plus Depreciation            1,845,571        1,401,408        1,051,370         824,369        789,646
Plus Amortization               29,659           28,199           16,364          11,289         11,364
                            ----------       ----------       ----------      ----------     ----------
Funds from
  Operations                $5,434,244       $4,607,708       $3,298,826      $2,463,813     $1,961,644
Dividends Paid               3,660,986        3,102,061        2,633,799       2,257,303      2,020,303
                            ----------       ----------       ----------      ----------     ----------
                            $1,773,258       $1,505,647       $  665,027       $ 206,510    $   (58,659)

Management expects that the Funds From Operations (as defined above) will continue to improve during Fiscal 1996 and will exceed dividends paid in the coming year.

LIQUIDITY AND CAPITAL RESOURCES. IRET's financial condition during Fiscal 1995 continued at the very strong level of its prior fiscal year.

  - Equity capital increased to $38,094,144 from $30,320,401 on April 30, 1994, a gain of $7,773,743, (26%). Equity capital on April 30, 1993 was $23,745,443. These increases result primarily from the sale of shares of beneficial interest.

  - Liabilities increased to $56,796,850 from $42,409,447 on April 30, 1994, and $30,409,447 on April 30, 1993.

  - Total assets increased to $94,890,994 from $72,729,848 on April 30, 1994, and $54,658,569 on April 30, 1993.

  - Cash and marketable securities were $9,602,551 compared to the year earlier figure of $7,263,031, and $4,124,651 on April 30, 1993.

AFFILIATED PARTNERSHIPS. IRET has sponsored and serves as a general partner of seven limited partnerships. Because of IRET's position as a general partner and creditor of these partnerships and because the partnerships (with the exception of Chateau Properties) have not produced sufficient cash flow to pay debts due to IRET as scheduled, the financial statements of IRET and the seven partnerships have been consolidated for financial reporting purposes to more properly depict the financial status of IRET. It is emphasized that the consolidation of the financial reports does not change the legal relationship between IRET and the partnerships, nor the income tax reporting by IRET or the partnerships.

The seven affiliated partnerships are as follows:

                         YEAR               PROPERTY               IRET
NAME                    FORMED               OWNED              OWNERSHIP
- -------------------------------------------------------------------------
Chateau Properties,      1979               64 Unit               26.7%
Ltd.                                        Apt. Bldg.

Sweetwater Properties,   1981               114 Units              0%
Ltd.                                        Apts.

Bison Properties,        1982               125 Units             20%
Ltd.                                        Apts.

First Avenue Building,   1981               16,500 sq. ft.        20%
Ltd.                                        Office Bldg.

Eastgate Properties,     1983               116 Units             18%
Ltd.                                        Apts.

Colton Heights, Ltd.     1984               18 Unit               18.69%
                                            Apt. Bldg.

Hill Park Properties,    1985               96 Units               7.14%
Ltd.                                        Apts.

CONSOLIDATED FINANCIAL STATEMENTS:

The financial statement included in this Prospectus consolidates financial statements of IRET and the above seven limited partnerships. All material inter-company transactions and balances have been eliminated on the consolidated statement. The principal impact of this consolidation on the statement of operations is to reduce reported income as a result of increased depreciation. On the balance sheet, related mortgage loans and the investment in partnerships is reduced and real estate owned is increased. Also, the deferred income account is decreased and the retained earnings account is also decreased.

PROPERTY ACQUIRED: During Fiscal 1995, the Trust made the following investments:

     EQUITIES:

     Commercial:

     -  28,300 sq. ft. 10-screen state-of-the-art
        theatre in Grand Forks, ND.  Built to suit
        & net leased to MIDCO Theatre on a 30-yr.
        lease.                                                      $ 2,543,237

     -  30,000 sq. ft. upscale retail building in
        Fargo, ND.  Built for & net leased to
        Barnes & Noble Bookstore on a 15-yr. lease.                 $ 3,292,012

     -  18,000 sq. ft. building in Fargo, ND.  This
        new sales concept in pet care is net leased
        to Pet Food Warehouse on a 15-yr. lease.                    $ 1,251,719

     All of the above property are on-line and producing income.

     -  151,850 sq. ft. manufacturing plant in Fargo
        ND.  Upon completion, will be net leased to
        Stone Container on a 15-yr. lease.                          $   896,268

     -  27,500 sq. ft. retail building in Omaha, NE.
        Upon completion, will be net leased to
        Barnes & Noble Bookstore on a 15-yr. lease.                 $    71,895

     Apartments:

     -  195 luxury unit complex named Pine Cone
        Apartments in Fort Collins, Colorado, built
        in 1994.                                                    $13,026,079

     -  24 unit Oxbow Apartments complex in
        Sioux Falls, SD.  Construction was completed
        on the 96 units started in 1994 and we added
        24 more units.                                              $ 1,746,707

     -  24 unit Southview complex in Minot, ND.                     $   653,585

     The apartments described above are on our books and producing income.

        Under Construction/Pending Purchases:

     -  49 unit North Pointe Apartments complex in
        Bismarck, ND.  Estimated completion date,
        July, 1995.                                                $ 1,460,150

     -  98 unit South Pointe Apartments complex in
        Minot, ND.  Estimated completion date,
        August, 1995.                                              $ 2,062,466

     -  313 unit Stonehill Apartments complex
        in St. Cloud, MN.  We are under contract to
        purchase these newer apartments in July,
        1995.                      Purchase Deposit -              $   340,525
                                                                   -----------
     Total Real Estate Acquisitions                                $27,344,643
                                                                   -----------
                                                                   -----------

     MORTGAGE LOANS RECEIVABLE:

                                              1995                 1996
                                         ------------         ------------
     Mortgage Loans Receivable,
       Beginning of Year                 $  9,853,941         $ 11,546,075

     New Participations in &
       Advances on Mortgage Loans        $    653,952         $  3,135,673
                                         ------------         ------------
                                         $ 10,507,893         $ 14,681,748

     Collections                         $ (5,823,296)        $ (4,827,807)

     Write-off Through Allowance             (200,000)
                                         ------------         ------------
     Mortgage Loans Receivable,
       End of Year                       $  4,484,597         $  9,853,941
                                         ------------         ------------
                                         ------------         ------------

PROPERTY SOLD. The Trust sold a 42-unit apartment complex in Yankton, SD, in Fiscal 1995 for a gain of $305,542. It also sold the two tri-plex apartments in

Northwest Minot with a gain of $82,053. The Trust plans to continue to offer older and smaller apartment complexes for sale in Fiscal 1996.

IMPACT OF INFLATION. The costs of utilities and other rental expenses continue to increase, but in most areas, IRET has been able to increase rental income sufficiently to cover inflationary increases in rental expense. Increases in rental income are not precluded by long-term lease obligations except for a few commercial properties subject to long-term net lease agreements. Thus, as market conditions allow, rents will be increased to cover inflationary expenses and to provide a better return to IRET.

ECONOMIC CONDITIONS. Fiscal 1995 was a very good year in the northern plains states in which the Trust operates. The economy was strong, due to adequate rainfall and higher commodity prices and a moderate improvement in energy activity. Occupancy and rent levels for Trust properties improved only slightly in Fiscal 1995.

           GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST

ORGANIZATION OF TRUST. Investors Real Estate Trust is an unincorporated business trust organized and governed under the laws of North Dakota. The Trust has qualified as a real estate investment trust under Sections 856-858 of the Internal Revenue Code.

GOVERNING INSTRUMENTS OF TRUST. The Trust was organized pursuant to Trust Agreement dated July 31, 1970. The Trust will continue, unless sooner terminated by a 2/3rds vote of the shareholders, until the expiration of 20 years after the death of the last survivor of the seven original trustees.
All of the original Trustees are still living, the youngest being 60 years of age. The existence of the Trust may be extended indefinitely by action of the Trustees approved by the vote of shareholders holding fifty per cent or more of the outstanding shares.

SHAREHOLDER MEETINGS. The governing provisions of the Trust require the holding of annual meetings. It is the policy of the Board of Trustees to hold the annual meeting in Minot, North Dakota, during the month of August. All shareholders shall be given not less than 15 nor more than 40 days prior written notice.

Special meetings of the shareholders may be called at any time upon not less than 15 nor more than 40 days prior written notice by the Chairman of the Trustees, by a majority of the trustees or by the written request of shareholders holding in aggregate not less than 20% of the issued and outstanding shares entitled to vote at such meeting.

                 POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The following information is a statement of the Trust's policy as it pertains to the described activities.

TO ISSUE SENIOR SECURITIES. The Trust has issued and outstanding Investment Certificates which are senior to the shares of Beneficial Interest being offered under this Prospectus. The Investment Certificates are issued for a definite term and annual interest rate (currently 7% for 6 months; 7 1/2% for 1 year; 8% for 3 years and 8 1/2% for 5 years). In the event of dissolution of the Trust, the Investment Certificates would be paid in preference to the shares of Beneficial Interest. As of January 31, 1996, the Investment Certificates outstanding totalled $5,994,973. The Trust does not plan on issuing other senior securities in the future.

TO BORROW MONEY. The Trust plans to continue to borrow money. The Trust relies on borrowed funds in pursuing its investment objectives and goals. The policy concerning borrowed funds is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders. The Trust intends to continue borrowing funds in the future.

Over the past three fiscal years, the Trust has borrowed funds as follows:

                           FISCAL                FISCAL             FISCAL
                            1995                  1994               1993
                            ----                  ----               ----
Cost of Property
  Acquired              $27,033,369           $17,569,810         $17,777,896

Net Increase in
  Mortgages Payable     $13,006,654           $11,684,600         $ 9,686,184

Percent of Acquisition
  Price Represented by
  Net Increase in
  Mortgages Payable         48%                   67%                 54%

TO MAKE LOANS TO OTHER PERSONS. As part of the Trust's business plan, Trust funds have been loaned to third parties. The loans are in the form of mortgages secured by real estate. The decision to make loans is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders.

The Trust has no present plans to make additional loans of Trust funds, but may do so in the future.

The Trust has the following outstanding mortgage loans:

                    MORTGAGE LOANS RECEIVABLE - UNRELATED:

                              REAL ESTATE                4/30/95
LOCATION                      SECURITY                   BALANCE         RATE
- --------                      --------                   -------         ----
Billings, MT
Colton Heights                Apts. - 144 Units        $  437,302          8%

Aurora, CO
Geneva Delmar                 Apt. Complex                328,277         12%
Pier Point-Writer Corp.       Residential Lots            407,842         12%

Denver, CO
Westminister-Writer Corp.     Residential Lots            281,101         14%
Centrebrooke Homes            Residential Lots            724,832         12%

Gilbert, AZ
NE 1/4-27-2-6                 Commercial Land             700,015          8%

OTHER MORTGAGES
- ---------------
Over $100,000                                         $  977,249      8-12 1/2%
$50,000 to $99,999                                       370,724      8-9%
$20,000 to $49,999                                       111,933      8-10%
Less than $20,000                                         27,185      7-12%
                                                      ----------
                TOTAL                                 $4,366,460
                Unearned Discounts                       (34,792)
                Allowance for Losses                    (293,365)
                Deferred Gain                           (219,861)
                                                      ----------
                                                      $3,818,442
                                                      ----------
                                                      ----------

               MORTGAGE LOANS RECEIVABLE - RELATED PARTIES

                              REAL ESTATE              4/30/95
LOCATION                      SECURITY                 BALANCE       RATE
- --------                      --------                 -------       ----
MINOT, ND
Investors Management &
Marketing, Inc.               10 Unit Apt. Bldg.      $ 118,137       11%
                                                      ---------
                TOTAL                                 $ 118,137
                                                      ---------
                                                      ---------

TO INVEST IN THE SECURITIES OF OTHER ISSUERS FOR THE PURPOSE OF EXERCISING CONTROL. The Trust has not invested in such securities in the past. The decision to do so is vested solely in the Board of Trustees and may be changed without a vote of the shareholders.

The Trust currently holds an interest in the following partnerships:

CONSOLIDATED PARTNERSHIPS:


                           YEAR PARTNER-
NAME, LOCATION, SIZE       SHIP FORMED          FISCAL                                 MORTGAGES
& TYPE OF REAL             AND % OWNED           1995        YEAR                       PAYABLE
ESTATE OWNED                 BY IRET          OCCUPANCY    PURCHASED       COST          (RATE)
- -------------------        -------------      ---------    ---------       ----        ---------
CHATEAU PROPERTIES, LTD.
Apartment Complex              1979               99%         1972       $2,663,654     $ 1,318,597
- - Minot, ND, 64 Units          26.7%                                                            (7%)

SWEETWATER PROPERTIES, LTD.
Apartment Complex              1981               94%         1972        1,354,230         275,285
- - Devils Lake, ND                 0%                                                         (9.25%)
  72 Units
- - Grafton, ND, 42 Units

BISON PROPERTIES, LTD.
Apartment Complex              1982               94%         1972        1,490,135         188,062
- - Jamestown, ND                  20%                                                         (8.5 to
  90 Units                                                                                     10%)
- - Carrington, ND
  18 Units
- - Cooperstown, ND
  17 Units

FIRST AVENUE BUILDING, LTD.
16,500 sq. ft. Office
  Building                     1981               95%         1981          778,817               0
- - 15 First Ave. SW               20%
  Minot, ND

EASTGATE PROPERTIES, LTD.
Apartment Complex              1983               85%         1970        1,681,203               0
- - Terrace on the Green           18%
  Moorhead, MN
  116 Units

COLTON HEIGHTS, LTD.
Apartment Building             1984               97%         1984          816,561         399,197
- - Minot, ND, 18 Units        18.69%                                                          (8.5%)

HILL PARK PROPERTIES, LTD.
Garden Grove Apts.             1985               92%         1985        2,820,677       1,551,775
- - 201 Xavier Drive            7.14%                                                       (10.625%)
  Bismarck, ND, 92 Units

It is possible that the Board may increase its ownership in the above entities or seek to acquire a controlling ownership interest in other unrelated entities.

TO UNDERWRITE SECURITIES OF OTHER ISSUERS. The Trust has no plans to engage in such an activity.

TO ENGAGE IN THE PURCHASE AND SALE (OR TURNOVER) OF INVESTMENTS. The Trust has no plans to engage in such an activity.

TO OFFER SECURITIES IN EXCHANGE FOR PROPERTY. The Trust has no plans to engage in such an activity.

TO REPURCHASE OR OTHERWISE REACQUIRE ITS SHARES OR OTHER SECURITIES. As a "real estate investment trust" under federal income tax laws, the Trust intends to invest only in real estate assets. The Trust is authorized, but not obligated, to repurchase its own shares and may do so from time to time if the Trustees deem such action to be appropriate.

TO MAKE ANNUAL AND OTHER REPORTS TO SHAREHOLDERS. The Trust is required to provide an annual report to shareholders during the month of July. The annual report contains a financial statement certified by an independent public accountant. Provision of the annual report to shareholders may only be changed by a vote of a majority of the shareholders. The Trust has a policy of providing quarterly reports to the shareholders during January, March, June and October. The quarterly reports do not contain a financial statement certified by an independent public accountant. The provision of a quarterly report to the shareholders may be changed by a majority of the Board without a vote of the shareholders.

                      INVESTMENT POLICIES OF REGISTRANT

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. The Trust currently owns real estate located in 8 states. The company may invest in real estate or interests in real estate which is located anywhere in the United States.

The Trust may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except the Trust may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.

The method of operating the Trust's real estate shall be delegated to a management company as it pertains to the day-to-day management. All major operating decisions concerning the Trust's operation of its real estate shall be made by the Board.

The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares. The income generated from rental income and interest income is planned to be distributed to shareholders as dividends. The Trust will rely on proceeds from the sale of shares offered by this Prospectus to expand its portfolio of real estate investments.

There is no limitation on the number or amount of mortgages which may be placed on any one piece of property, provided that the overall ratio of liabilities to assets for the Trust must not exceed 80%. As of January 31, 1996, the ratio of total liabilities ($79,771,476) to total assets ($127,421,082) was 63%.

It is not the Trust's policy to acquire assets primarily for possible capital gain. Rather, it is the policy of the Trust to acquire assets primarily for income.

The Trust has no limitation on the amount or percentage of assets which will be invested in any specific property, except that not more than 10% of assets can consist of unimproved real estate.

Any Trust policy as it relates to investments in real estate or interests in real estate may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN REAL ESTATE MORTGAGES. While the Trust has made mortgage loans in the past, it is the current policy of the Trust not to make any further mortgage loans.

Any Trust policy as it relates to mortgage loans may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN OTHER SECURITIES. The Trust has purchased and now owns United States guaranteed obligations. These purchases are made solely for the purpose of holding cash until future real estate investments are identified. No investments in other types of securities are planned.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. The Trust does not plan to make any such investments.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

                         DESCRIPTION OF REAL ESTATE

IRET owned the following properties as of April 30, 1995:

              INVESTMENT PORTFOLIO - INVESTORS REAL ESTATE TRUST
                             AS OF APRIL 30, 1995

REAL ESTATE OWNED:

                                                FISCAL                                MORTGAGES
                                                 1995        YEAR                      PAYABLE
    LOCATION                   SIZE/TYPE       OCCUPANCY   PURCHASED      COST         (RATE)
    --------                   ---------       ---------   ---------      ----        ---------
APARTMENTS:
- -----------

    612 & 618 7th Ave.         18 & 17 Unit         97%       1974     $  352,852   $   134,590
    Mobridge, SD               Apt. Bldgs                                               (9.75%)

    155 High St.               24 Unit              95%       1977        396,393        82,378
    Hutchinson, MN             Apt. Bldg.                                                 (10%)
    Century Apartments         192 Unit             91%       1986      3,498,110     2,309,223
    Williston, ND              Apt. Complex                                                (7%)

    Century Condos             22 Condo             70%       1983        420,946        13,210
    Beulah, ND                 Apt. Units                   & 1989                      (7.17%)

    Century Apts.              120 Unit             96%       1986      1,722,060     1,200,205
    Dickinson, ND              Apt. Complex                                             (7.96%)

    201 - 301 17th Ave NE      2 24-Unit            79%       1987           804,436       318,384
    Waseca, MN                 Apt. Bldgs                                                    (10%)

    Virginia Apts.             14 Unit              88%       1988           209,098        49,768
    Minot, ND                  Apt. Bldg.                                                    (10%)

    1305 Birch St.             24 Unit              98%       1989           344,134       168,927
    Marshall, MN               Apt. Bldg.                                                   (9.0%)

    Oak Manor Apts.            27 Unit             100%       1989           267,417       247,845
    Dickinson, ND              Apt. Bldg.                                                  (10.5%)

    4301-13 9th Ave. SW        2 18-Unit            95%       1988           993,039       618,440
    Fargo, ND                  Apt. Bldgs.                                                 (8.65%)

    Parkway Apts.              2 18-Unit            75%       1989            54,460             0
    Beulah, ND                 Apt. Bldgs.

    Scottsbluff Estates        2 24-Unit            95%       1988           693,887       411,968
    Scottsbluff, NE            Apt. Bldgs.                                                (10.25%)

    177 10th Ave. E            41 Unit              93%       1989           360,718       241,998
    Dickinson, ND              Apt. Bldg.                                                     (8%)

    312 12th Ave. NW           18 Unit              99%       1989           256,750        68,672
    Mandan, ND                 Apt. Bldg.                                                  (8.75%)

    Lantern Court              12 Unit              99%       1990            55,000             0
    Minot, ND                  Apt. Bldg.

    105 Grant St.              12 Unit              89%       1990           171,581             0
    Harvey, ND                 Apt. Bldg.

    Candlelight Apts.          66 Unit              96%       1992           838,017       565,342
    Fargo, ND (2/3rds)         Apt. Complex                                                 (7.5%)

    Forest Park                270 Unit             97%       1993         6,515,247     4,391,709
    Grand Forks, ND            Apt. Complex                                                (6.12%)

    Oakwood Estates            100 Unit             99%       1993         3,291,248     2,173,463
    Sioux Falls, SD            Apt. Complex                                                (7.64%)

    Prairie Winds              48 Unit               6%       1993         1,960,108     1,452,941
    Sioux Falls, SD            Apt. Complex                                                (6.62%)

    Crestview Apts.            152 Unit             94%       1994         4,525,031     3,118,132
    Bismarck, ND               Apt. Complex                                                (6.47%)
    Pointe West                90 Unit              91%       1994         3,777,775     2,598,185
    Rapid City, SD             Apt. Complex                                                (6.35%)

    Oxbow Apts.                96 Unit              90%       1994         3,151,806     1,461,471
    Sioux Falls, SD            Apt. Complex                                                   (8%)

    Pine Cone                  195 Unit             N/A       1995        13,026,079    10,685,215
    Ft. Collins, CO            Apt. Complex                                                (7.79%)

    Southview                  24 Unit              N/A       N/A            653,585             0
    Minot, ND                  Apt. Complex

    North Pointe               49 Units Now         N/A       Not          1,460,150             0
    Bismarck, ND                                              Completed

    South Pointe               196 Units Now        N/A       Not          2,062,466             0
    Minot, ND                  Under Construction             Completed

    Stonehill                  In the Process of    N/A       Not            340,525             0
    St. Cloud, MN                  Acquiring                  Completed

    Others                     In the Process of    N/A       Not             32,957             0
                               Acquiring                      Completed

COMMERCIAL:
- -----------
    108 4th Ave SE             5,000 sq ft.        100%       1973           328,808             0
    Minot, ND                  Office Bldg


    114 S. Main                3,500 sq ft.        100%       1978           103,751        33,082
    Minot, ND                  Retail Bldg.                                                   (9%)

    408 1st St SE              Rental House        100%       1986            46,873             0
    Minot, ND

    Arrowhead Center           80,000 sq ft.        95%       1973         2,378,387       331,570
    Minot, ND                  Shopping Center                                                (8%)

    Superpumper                Gas Station/        100%       1986           297,064             0
    Emerado, ND                Conven. Store

    Superpumper                Gas Station/        100%       1987           239,212             0
    Langdon, ND                Conven. Store

    401 South Main             9,200 sq ft.         92%       1988           471,889             0
    Minot, ND                  Commercial Bldg.

    Lester Chiropractic        5,000 sq ft.        100%       1988           268,917             0
    Clinic                     Clinic Bldg.
    Bismarck, ND (1/2 int.)

    Superpumper                Gas Station/        100%       1988           301,013             0
    Bottineau, ND              Conven. Store

    Superpumper                Gas Station/        100%       1988           428,778             0
    Crookston, MN              Conven. Store

    Superpumper                Gas Station/        100%       1991           485,007             0
    Grand Forks, ND            Conven. Store

    Superpumper                Gas Station/        100%       1991           250,000             0
    New Town, ND               Conven. Store

    Pioneer Hi Bred            Office/Whse.        100%       1991           605,717       389,031
    Moorhead, MN                                                                           (8.25%)

    Lindberg                   Office/Whse.        100%       1991         1,371,409       912,766
    Eden Prairie, MN                                                                        (7.5%)

    Creekside                  Office Bldgs.        96%       1991         1,462,263       998,970
    Billings, MT                                                                           (7.25%)

    Superpumper                Gas Station/        100%       1992           120,600             0
    Sidney, MT                 Conven. Store

    Hutchinson Technology      Manufacturing       100%       1992         4,275,286     2,664,281
    Sioux Falls, SD            Plant                                                       (8.36%)

    Minot Plaza                11,200 sq ft.       100%       1993           502,898             0
    Minot, ND                  Strip Shopping Center

    Retail Warehouse           70,000 sq ft.       100%       1994         5,639,576     3,713,806
    Boise, ID                  Retail warehouse

    Midco Theatre              28,528 sq. ft.      100%       1994         2,543,237     1,731,283
    Grand Forks, ND            10-screen theatre                                           (9.40%)
                                   30 Year Lease

    Pet Foods                  18,000 sq. ft.       N/A       1995         1,251,719             0
    Fargo, ND                  Retail/Whse.

    Barnes and Noble           30,000 sq. ft.       N/A       1995         3,292,012     2,046,381
    Fargo, ND                  Retail/Whse.                                                 (8.5%)

    Stone Container            Currently Under      N/A       Not            896,268             0
    Fargo, ND                  Construction                   Completed

    Barnes & Noble             Currently Under      N/A       Not             71,895             0
    Omaha, NE                  Construction                   Completed

                               Total Real Estate Owned                  $93,556,316   $49,453,453
                                                                                      -----------
                                                                                      -----------
                               Less Accumulated Depreciation            (13,084,483)
                                                                        -----------
                               Net Carrying Value                       $80,471,833
                                                                        -----------
                                                                        -----------

TITLE. The title to all of the above properties is in the name of IRET in fee simple (in each case, IRET has in its files an attorney's title opinion or a title insurance policy evidencing its title).

INSURANCE. In the opinion of management, all of said properties are adequately covered by casualty and liability insurance.

PLANNED IMPROVEMENTS. There are no plans for material improvements to any of the above properties.

CONTRACTS OR OPTIONS TO SELL. As of April 30, 1995, IRET had not entered into any contracts or options to sell any of the above properties.

OCCUPANCY AND LEASES. Occupancy rates shown above are for the fiscal year ended April 30, 1995. In the case of apartment properties, lease arrangements with individual tenants vary from month-to-month to one year leases, with the normal term being six months. Leases on commercial properties vary from one year to 20 years. The tenant occupying the retail warehouse in Boise, Idaho, is in bankruptcy. The lease has been terminated and the Trust is seeking a new tenant.


             TAX TREATMENT OF REGISTRANT AND ITS SECURITY HOLDERS

FEDERAL INCOME TAX. Since its organization, the Trust has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the Internal Revenue Code. Under such Sections a real estate investment trust which, in any taxable year, meets certain requirements will not be subject to Federal income tax with respect to income which it distributes to shareholders.

To be considered a real estate investment trust for purposes of the Federal income tax laws, the Trust must continue to meet the following requirements, among others:

(1) At the end of each fiscal quarter at least 75% of the value of the total assets of the Trust must consist of real estate assets (including interests in mortgages on real property and shares in other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-858 of the Internal Revenue Code), cash, cash items including receivables and government securities. As to non-real estate investments, which may not exceed 25% of the total assets of the Trust, the securities of any one issuer acquired by the Trust may not represent more than 5% of the value of the Trust's assets or more than 10% of the outstanding voting securities of such issuer.

(2) At least 75% of the gross income of the Trust for the taxable year must be derived from real property rents, interest on obligations secured by mortgages on real property, abatements and refunds of real estate taxes, gains from the sale or other disposition of real estate interests or mortgages on real property and dividends or other distributions on, and gains from the sale of, shares of other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-868 of the Internal Revenue Code. An additional 15% of the gross income of the Trust must be derived from the same sources or from dividends, or interest, or gains from the sale or other disposition of stock or securities, or any combination of the foregoing.

(3) Gross income for the taxable year from sales or other disposition of stock or securities held for less than six months and of real property (or interests in real property) held for less than four years must be less than 30% of gross income. The Trust may not hold any property primarily for sale to customers in the ordinary course of its trade or business.

(4) Beneficial ownership of the Trust must be held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. More than 50% of the outstanding capital stock may not be owned, directly or indirectly, by or for, five or fewer individuals, at any time during the last half of the taxable year.

As a real estate investment trust, the Trust will not be taxed on that portion of its taxable income (including capital gains) which is distributed to shareholders, if at least 95% of its real estate investment trust taxable income (taxable income adjusted as provided in Section 857 of the Internal Revenue Code) is distributed. However, to the extent that there is undistributed taxable income or undistributed capital gain, the Trust will be taxed as a corporation at corporate income tax rates. The Trust will not be entitled to carry back or carry forward any net operating losses.

So long as the Trust has met the statutory requirements for taxation as a real estate investment trust, distributions made to the Trust's shareholders will be taxed to them as ordinary income or long term capital gain, as the case may be. Distributions will not be eligible for the dividend exclusion for individuals, or for the 85% dividends received deduction for corporations.
The Trust will notify each shareholder as to what portion of the distributions in the opinion of its counsel constitutes ordinary income or capital gain.
The shareholders may not include in their individual income tax returns any operating or extraordinary losses of the Trust, whether ordinary or capital losses.

If, in any taxable year, the Trust should not qualify as a real estate investment trust, it would be taxed as a corporation and distributions to its shareholders would not be deductible by the Trust in computing its taxable income. Such distributions, to the extent made out of the Trust's current or accumulated earnings and profits, would be taxable to the shareholders as dividends, but would be eligible for the dividend exclusion, or the 85% dividends received deduction for corporations.

The foregoing, while summarizing some of the more significant provisions of the Internal Revenue Code which govern the tax treatment of the Trust, is general in character. For a complete statement, reference should be made to the pertinent Code Sections and the Regulations issued thereunder.

In the opinion of the law firm of Pringle & Herigstad, P.C., counsel for the Trust, the contemplated method of operation of the Trust complies with the requirements of the Internal Revenue Code for qualification as a real estate investment trust. The Regulations of the Treasury Department require that the trustees have continuing exclusive authority over the management of the Trust, the conduct of its affairs and, with certain limitations, the management and disposition of the trust property. It is the intention of the trustees to effect any amendments to the Declaration of Trust that may be necessary in the opinion of counsel for the Trust to meet the requirements of any modification or interpretation of the Regulations. Provision for such amendment by the trustees, without the vote or consent of the shareholders, is contained in the Declaration of Trust.

NORTH DAKOTA INCOME TAX. In the opinion of counsel for the Trust, since the Trust qualifies as a Real Estate Investment Trust for purposes of the Federal income tax laws, it will not be subject to the North Dakota Corporate Income Tax on that portion of its taxable income (including capital gains) which is distributed to shareholders, provided that the 95 percent distribution requirement outlined above is met. To the extent there is undistributed taxable income or undistributed capital gain, the Trust will be taxed as a corporation for North Dakota income tax purposes. The Trust will not be entitled to carry back or carry forward any net operating losses. Distributions to the trust shareholders of capital gains or taxable income will be subject to the North Dakota income tax.

TAXATION OF THE TRUST'S SHAREHOLDERS. If the Trust qualifies as a REIT, and so long as the Trust so qualifies, distributions made to the Trust's shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed the Trust's actual net capital gain dividend for the taxable year, although corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such shares of stock. To the extent that such distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the shareholder. The Trust will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

In addition, any dividend declared by the Trust in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Trust and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust.

In general any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year; provided, however, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of distributions from the Trust required to be treated by such shareholders as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling the dividend income from the Trust should not, subject to certain exceptions described below, be UBTI to a qualified plan, IRE or other tax-exempt entity (a "Tax-Exempt Shareholder") provided that Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the sale of Common Stock should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Common Stock as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt financed property" within the meaning of Section 514 of the Code.

For Tax-Exempt Shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code respectively, income from an investment in the Trust will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Trust. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

Notwithstanding the above, however, the recently enacted Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in
Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirements, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) EITHER (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, OR (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

TAX CONSIDERATIONS FOR FOREIGN INVESTORS. The preceding discussion does not address the federal income tax considerations to foreign investors of an investment in the Trust. Foreign investors in the Shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, among other things, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the Shares. Furthermore, the backup withholding and information reporting rules are under review by the United States Treasury, and their application to the Common Stock could be changed prospectively or retroactively by future Treasury Regulations.

BACKUP WITHHOLDING. The Trust will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Trust with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Trust may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Trust.

STATE AND LOCAL TAXES. The Trust or its shareholders may be subject to state or local taxation in the state or local jurisdiction in which the Trust's investments or loans are located or in which the shareholders reside.

Prospective shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment in the Shares.

OTHER TAX CONSIDERATIONS. In the event the Trust enters into any joint venture transactions, special tax risks might arise. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of the Trust and (ii) the status of the joint venture as a partnership (as opposed to a corporation).
If a joint venture were treated as a corporation, the joint venture would be treated as a taxable entity and if the Trust's ownership interest in the joint venture exceeds 10%, the Trust would cease to qualify as a REIT. Furthermore, in such a situation even if the Trust ownership does not exceed 10%, distributions from the joint venture to the Trust would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for the Trust to qualify as a REIT for the taxable year in which such distribution was received and the interest in the joint venture held by the Trust would not qualify as a "real estate asset" which could make it more difficult for the Trust to meet the 75% asset test described above. Finally, in such a situation the Trust would not be able to deduct its share of losses generated by the joint venture in computing its taxable income., See "Failure of the Trust to Qualify as a Real Estate Investment Trust" above for a discussion of the effect of the Trust's failure to meet such tests for a taxable year. The Trust will not enter into any joint venture, however, unless it has received from its counsel an opinion to the effect that the joint venture will be treated for tax purposes as a partnership. Such opinion will not be binding on the IRS and no assurance can be given that the IRS might not successfully challenge the status of any such joint venture as a partnership.

                  MARKET PRICE OF AND DIVIDENDS ON THE TRUST'S
                  COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

No assurance can be given that a purchaser of Trust shares under this Offering would be able to resell such shares when desired. At the present time, there is no brokerage firm that "makes a market" for Trust shares. All resales of Trust shares are now on a "best efforts" basis and the ability of a shareholder to resell shares is dependent on the broker-dealer locating a purchaser. At the present time, the Trust itself acts to support the secondary market in its shares by repurchasing shares upon the following terms: A repurchase limitation of $100,000 per customer, with a cumulative total for all shareholders of $600,000. To the extent shares are sold by the Trust under this Offering, such sales will replenish the repurchasing fund on a share for share basis. THIS REPURCHASE POLICY MAY BE CHANGED AT ANY TIME BY THE BOARD OF TRUSTEES AND NO ASSURANCE CAN BE GIVEN OF ITS CONTINUATION.
Sales of Trust shares are handled by Inland National Securities, Inc., 21 South Main, Minot, ND 58701, and Financial Advantage Brokerage Services, Inc., 17 South Main, Minot, ND 58701. The following is a summary of the total number of shares sold and repurchased during the past 7 years:

                                               PRICE RANGE

                           SHARES REPURCHASED FROM           NEW SHARES SOLD
                                 SHAREHOLDERS                    BY IRET
                           -----------------------          -----------------
YEAR        NO. OF SHARES     LOW         HIGH              LOW          HIGH
- ----        -------------     ----        ----              ----         ----
1989           686,847        3.82        4.18              4.35         4.75
1990           396,816        4.18        4.40              4.75         5.00
1991           562,227        4.40        4.75              5.00         5.40
1992           646,779        4.75        5.02              5.40         5.70
1993           911,773        5.02        5.28              5.70         6.00
1994           817,872        5.28        5.63              6.00         6.40
1995         1,266,984        5.89        6.16              6.40         6.70

As of January 31, 1996, IRET had 2,546 shareholders. No shareholder held more than 5% of the 12,693,198 shares outstanding and there were no warrants or stock options outstanding. Dividends are paid on January 5, April 1, July 1, and October 1 of each year.

                        DIVIDEND REINVESTMENT PLAN

The Trust is registering 200,000 of its shares of Beneficial Interest to distribute to its shareholders who elect to participate in its Dividend Reinvestment Plan.

Each shareholder shall have the option to receive dividends in the form of additional shares instead of in cash. In order to participate in the Dividend Reinvestment Plan, the shareholder must affirmatively elect to do so by notifying the Transfer Agent and Registrar, Odell-Wentz & Associates, L.L.C., 12 South Main, Minot, ND 58701, (701) 852-1756. The shareholder may terminate participation at any time by notifying the Transfer Agent.

The price at which shares will be issued under the Dividend Reinvestment Plan is equal to 92% of the price at which the Trust is then offering its shares for sale to the public on the dividend declaration date ($6.85 X 92% = $6.30 per share as of the date of this Prospectus).

The dividend is taxable to the shareholders whether received in cash or shares.

                     DESCRIPTION OF REGISTRANT'S SECURITIES

DESCRIPTION OF SHARES. The shares of beneficial interests of the Trust are of one class without par value. There is no limit on the number of shares that may be issued. All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation. The shares of beneficial interests offered hereby will be fully paid and non-assessable by the Trust upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights. Annual meetings of shareholders are held on the second Wednesday of August and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 20 percent of the issued and outstanding shares. At any meeting a shareholder is entitled to one vote for each share of beneficial interest owned.

The shares of beneficial interests are transferable in the same manner as are shares of a North Dakota business corporation.

With respect to the election of trustees, the shares have cumulative voting rights which allow each shareholder one vote in person or by written proxy for each share registered in his name for as many persons as there are trustees to be elected.

                              LEGAL PROCEEDINGS

On September 29, 1994, IRET brought suit against Centrebrooke Development, Inc., Daniel B. Najor and Land Title Guarantee Company to recover on a $475,232.55 loan to Centrebrooke guaranteed by Najor. IRET has settled with Mr. Najor and has dismissed its suit against Land Title. Judgment against Centrebrooke for $577,131.66 (which amount includes accrued interest and costs) was ordered on June 6, 1995. However, Centrebrooke is thought to be insolvent and litigation continues to foreclose on residential lots which are also held as security for this loan. An addition of $200,000 was made to the reserve for loan losses during Fiscal 1995, which, in the judgment of management, is sufficient to cover any losses on this matter.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 31, 1995, no persons, or any Trustee or officer individually was known by the Trust to own beneficially more than 5% of the outstanding shares of Beneficial Interest.

Collectively, the Trustees owned 6.14% of such shares on May 31, 1995.

NAME AND POSITION      PRINCIPAL OCCUPATIONS     TRUSTEE   SHARES BENEFICIALLY
WITH TRUST             DURING PAST 5 YEARS       SINCE     OWNED AS OF 5-31-95
- -----------------      ---------------------     -------   --------------------
C. Morris Anderson     President of North Hill
 Trustee, Age 66       Bowl, Inc.; Director of
                       International Inn, Inc.,
                       Norwest Bank - Minot, N.A.
                       and a Partner in Magic
                       City Realty, Ltd.          1970          11,164(5)

Ralph A. Christensen   Partner in Thompson-Christensen
 Trustee and Chairman  Ranch, Towner, ND; Director of
 Age 66                First Bank - Minot, N.A.;
                       Chairman of IRET           1970          28,501(6)

John D. Decker
 Trustee, Age 78       Investor                   1970          36,092(7)

Mike F. Dolan
 Trustee and Vice      Investor;
 Chairman, Age 83      Vice-Chairman of IRET      1978         211,436(8)

J. Norman Ellison, Jr. Businessman; Managing
 Trustee, Age 72       Partner of Ellison Realty
                       Co.; Former Director of
                       First Bank - Minot, N.A.   1970          17,817(9)







                                      33
_________________

     (5) Owned by Mr. Anderson and his wife as Joint Tenants.

     (6) Includes shares held in Mr. Christensen's IRA, and also his wife's IRA, which is comprised of 535 shares; the balance is owned by Mr. Christensen and his wife as Joint Tenants. Mr. Christensen's children own 24,842 shares as to which Mr. Christensen does not have beneficial ownership or any dispositive powers.

     (7) Owned by Mr. Decker with his wife as Tenants in Common. Mr. Decker's children own 3,192 shares as to which Mr. Decker does not have beneficial ownership or dispositive powers.

     (8) Mr. Dolan's children own 9,735 shares, as to which Mr. Dolan disclaims beneficial ownership or dispositive powers.

     (9) Includes 4,165 shares held by Mr. Ellison's wife. Mr. Ellison disclaims beneficial ownership of such shares.

Daniel L. Feist        Real Estate Development and
 Trustee, Age 63       Brokerage; President of Feist
                       Construction & Realty, Inc.;
                       Director of First Bank -
                       Minot, N.A.                1985         118,127(10)

Patrick G. Jones       Investor; Former President
 Trustee, Age 47       of Central Venture Capital,
                       Inc.; former Manager and
                       Director of Minot Daily
                       News                       1986          51,457(11)

Jeff L. Miller         Businessman; President of
 Trustee and Vice      M & S Concessions, Inc., and
 Chairman, Age 51      former president of Coca-Cola
                       Bottling Co. of Minot; President
                       and Director of Western Sales and
                       Service, Inc.; and Director of
                       First Bank - Minot         1985         122,059(12)

Roger R. Odell         Realtor; President of IRET;
 Trustee and           Partner in Odell-Wentz &
 President, Age 69     Associates (Advisor of IRET);
                       Director of Investors Manage-
                       ment & Marketing, Inc. and Inland
                       National Securities, Inc.; Partner
                       in Magic City Realty, Ltd. 1970         130,097(13)

Thomas A. Wentz, Sr.   Attorney, Pringle & Herigstad,
 Trustee and Vice      P.C.; Vice-President of IRET;
 President, Age 60     Partner in Odell-Wentz &
                       Associates (Advisor to the
                       Trust).                     1970        180,052(14)

_________________

    (10) Includes 32,112 shares held by Mr. Feist's wife. Mr. Feist disclaims beneficial ownership of such shares. Mr. Feist's children own 70,596 shares as to which Mr. Feist does not have benefical ownership or dispositive powers.

    (11) Includes 25,728 shares held by Mr. Jones' wife. Mr. Jones disclaims beneficial ownership of such shares. Mr. Jones' children own 10,305 shares as to which Mr. Jones disclaims beneficial ownership.

    (12) 40,338 of such shares are owned by Mr. Miller's wife. Mr. Miller disclaims beneficial ownership of such shares.

    (13) Includes 8,748 shares owned by Magic City Realty, 15,558 shares owned by Investors Management & Marketing, Inc., and 12,448 shares owned by Inland Securities, Inc. Also includes 67,897 shares owned by Mr. Odell's wife as to which shares Mr. Odell disclaims beneficial ownership. Mr. Odell's children own 53,869 shares as to which Mr. Odell does not have beneficial ownership or dispositive powers.

    (14) Includes 159,551 shares owned by Wenco, Ltd. Also includes 9,371 shares held by Mr. Wentz's wife; Mr. Wentz disclaims beneficial ownership of such shares. Mr. Wentz's children own 835 shares as to which Mr. Wentz does not have beneficial ownership or dispositive powers.

As of May 31, 1995, all of the above trustees as a group owned or held voting control of 906,802 shares of Beneficial Interest of IRET, representing 8.07% of the 11,231,947 shares then outstanding.

During the fiscal year ending April 30, 1995, there were twelve regular meetings of the Board of Trustees. All of the Trustees attended 75% or more of the meetings held during said fiscal year.

There are no separate audit, nominating or compensation committees of the Board of Trustees, which duties are performed by the Board as a whole.

The last shareholder meeting at which Trustees were elected was held on August 10, 1994, at which meeting shareholders owning 66.9% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

               EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

The following tabulation shows the cash compensation paid by IRET to its trustees and officers during its fiscal year ending April 30, 1995. The Trust has no retirement, bonus, or deferred compensation plan and no other compensation will accrue, directly or indirectly, to any of the Trustees except as noted below.

                                                   CASH COMPENSATION
                         CAPACITY IN                FOR YEAR ENDING
NAME                     WHICH SERVED                APRIL 30, 1995
- ----                     ------------              -----------------
C. Morris Anderson       Trustee                        $ 5,465.00
Ralph A. Christensen     Trustee & Chairman               7,117.25
John D. Decker           Trustee                          5,265.00
Mike F. Dolan            Trustee & Vice Chairman          6,553.75
J. Norman Ellison, Jr.   Trustee                          5,265.00
Daniel L. Feist          Trustee                          5,365.00
Jeff L. Miller           Trustee & Vice Chairman          6,353.75
Patrick G. Jones         Trustee                          5,465.00
Thomas A. Wentz, Sr.     Trustee & Vice President          (1 & 2)
Roger R. Odell           Trustee & President                   (1)

(1) Mr. Odell is a partner in Odell-Wentz & Associates, the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1995, Odell-Wentz & Associates received compensation and reimbursement of disbursements under said Agreement of $339,128. The terms of said Advisory Agreement are explained below. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to the Trust and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1995, Investors Management & Marketing, Inc., received $212,019 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as the broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1995, the Trust paid Inland National Securities, Inc. $272,615 as security sales fees.

(2) Mr. Wentz is a partner in Odell-Wentz & Associates. He is also a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. During the fiscal year ending April 30, 1995, the Trust paid Pringle & Herigstad, P.C., the sum of $4,825 for legal services rendered and disbursements made on behalf of the Trust.

                              ADVISORY AGREEMENT

Roger R. Odell has served as advisor to IRET since its formation in 1970. As of January 1, 1986, a revised Advisory Agreement was entered into between IRET and Odell-Wentz & Associates, a partnership of Roger R. Odell and Thomas A. Wentz, Sr. Mr. Odell serves as president and Mr. Wentz serves as vice president of IRET. Mr. Wentz has also served as attorney for IRET since its formation as a member of the law firm of Pringle & Herigstad, P.C.

Under the Advisory Agreement, the advisor has the following duties and responsibilities:

Advisor, at its expense, shall provide suitable office facilities for IRET in Minot, North Dakota, and shall provide sufficient staff and other equipment to conduct the day-to-day operations of IRET. Advisor shall furnish a computer and all other office equipment necessary to conduct the operations of IRET and shall pay for all routine supplies, postage, and other costs of operating said office. IRET shall be billed by the Advisor for stationery and other forms and documents printed especially for IRET, the printing of the annual report and quarterly reports and other communications to shareholders, and also for the postage for mailing reports, checks and other documents to shareholders.

The Advisor, under the direction of Trustees, shall be responsible to conduct all operations of IRET, including:

Collection of rent, contract and mortgage payments and depositing the same in IRET bank accounts;

Payment of bills;

Disbursement of dividends;

Preparing monthly reports to the Trustees;

Preparing quarterly and annual reports to shareholders;

Preparing notices of shareholders' meetings and proxies and proxy statements;
and

Advising the Trustees as to investment decisions, including acquisition and disposition of real estate and other permissible investments.

For providing the above services, the Advisor is compensated as follows:

BASIC COMPENSATION. Advisor shall receive monthly as its basic compensation for the above described services a percentage of "net invested assets" of IRET held on the last day of the month for which the payment is made as follows:

1/12th of .9% of net invested assets up to $10,000,000; and,

1/12th of .8% of net invested assets over $10,000,000, but less than $20,000,000; and,

1/12th of .7% of net invested assets in excess of $20,000,000.

For the purpose of this agreement, "net invested assets" shall be determined as follows:

     Add:      +total assets at cost
               +depreciation reserve
               +unearned contract receivable discount
               +deferred gain account

     Subtract: -cash
               -marketable securities, less margin accounts
               -total liabilities

ADDITIONAL COMPENSATION. For its services in investigating and negotiating the acquisition of real estate equities, mortgages or contracts for deed by IRET, the Advisor shall receive a fee of 1/2 of 1 percent of the first $2,500,000 of value of any such asset which is recommended to and acquired by IRET, except on new construction projects for which the fee is 1/2 of 1 percent of the total cost.

LIMITATION. Notwithstanding the foregoing, the total compensation received by the Advisor set forth above during any one fiscal year of IRET when added to trustees' fees and other administrative costs of IRET shall not exceed the lesser of the following: 2 percent of net invested assets (as set forth above) or 25 percent of the net taxable income of IRET for such fiscal year.

Said Advisory Agreement is for a term of one year to continue for successive terms on the same conditions until terminated by written notice of either party and is also subject to a 60 day termination by either party and by the shareholders holding a majority interest in IRET. The Agreement is renewable annually and was last renewed for the calendar year 1996 by action of the Board of Trustees at its December, 1995 regular meeting.

ROGER R. ODELL. Mr. Odell's address is 1445 SW 15th St., Minot, North Dakota 58701, (701) 839-4631. Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota, since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as Secretary of the Association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Trust from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

Mr. Odell is a partner in Odell-Wentz & Associates, the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1995, Odell-Wentz & Associates received compensation and reimbursement of disbursements under said Agreement of $339,128. The terms of said Advisory Agreement are explained above. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to the Trust and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1995, Investors Management & Marketing, Inc., received $212,019 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as the broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1995, the Trust paid Inland National Securities, Inc., $272,615 as security sales fees.

THOMAS A. WENTZ, SR.. Mr. Wentz's address is 505 8th Ave. SE, Minot, North Dakota 58701, (701) 838-0811. Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962.

Mr. Wentz is a partner in Odell-Wentz & Associates, the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1995, Odell-Wentz & Associates received compensation and reimbursement of disbursements under said Agreement of $339,128. The terms of said Advisory Agreement are explained above.

He is also a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. During the fiscal year ending April 30, 1995, the Trust paid Pringle & Herigstad, P.C., the sum of $4,825 for legal services rendered and disbursements made on behalf of the Trust.

         SELECTION, MANAGEMENT AND CUSTODY OF TRUST'S INVESTMENTS

MANAGEMENT OF TRUST'S INVESTMENTS. The Trust contracts with various local management companies for the sole purpose of leasing, maintaining and monitoring the Trust's interests. All other management is the responsibility of the Advisor.

               POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

No trustee, officer or advisor of the Trust, or any person affiliated with any such persons, shall sell any property or assets to the Trust or purchase any property or assets from the Trust, directly or indirectly, nor shall any such person receive any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the Shareholders and that relate to:

     a. the acquisition of property or assets at the formation of the Trust or shortly thereafter and fully disclosed in the prospectus filed with the North Dakota State
         Securities Commissioner;

     b. The acquisition of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage
         Association is purchasing comparable mortgages;

     c. The acquisition of other mortgages on terms not less favorable to the Trust than similar transactions involving unaffiliated parties; or,

     d. The acquisition by the Trust of other property at prices not exceeding) or disposition of other property at prices not less than) the fair value thereof as determined by independent appraisal.

All such transactions and all other transactions in which any such persons have any direct or indirect interest shall be approved by a majority of the trustees, including a majority of the independent trustees. All brokerage commissions or remuneration received by any such person from the Trust in connection with any such transactions shall be deemed a part of the fee payable under any management or advisory contract.

No trustee or affiliate of the trustee shall receive a brokerage commission or other such remuneration in connection with the acquisition or disposition of Trust assets.

                          LIMITATIONS OF LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The governing instrument of the Trust provides as follows:

        Section 11. NONLIABILITY OF TRUSTEES. No trustee shall be liable individually for any act or omission of any other trustee or agent or representative of the Trust, or for negligence, error in judgment, or any act or omission except his own willful misfeasance, bad faith, or gross negligence in the conduct of his duties.

        Every act or thing done or omitted, and every power exercised or obligation incurred by the trustees or any of them in the administration of the Trust or in connection with any business or property of the Trust whether ostensibly in their own names or in their trust capacity, shall be deemed done, omitted, exercised, or incurred by them as trustees and not as individuals; and upon any debt, claim, demand, judgment, decree, or obligation of any nature whatsoever against or incurred by the trustees in their capacities as such, whether founded upon contract, tort or otherwise, resort shall be had solely to the property of the Trust.

        Nothing contained in the Declaration shall protect a trustee or agent or representative of the Trust against liability to the Trust or to the Shareholders for willful misfeasance, gross negligence or bad faith in the conduct of his duties.

        Section 12. INDEMNIFICATION OF TRUSTEES. The Trust shall indemnify and hold harmless each trustee from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such trustee may become subject by reason of his being or having been a trustee, or by reason of any action alleged to have been taken or omitted by him as trustee, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that no trustee shall be indemnified or reimbursed under the foregoing provisions in relation to any matter unless it shall have been adjudicated that his action or omission did not constitute willful misfeasance, bad faith, or gross negligence in the conduct of his duties, or, unless, in the absence of such an adjudication, the Trust shall have received a written opinion from independent counsel, approved by the trustees, to the effect that if the matter of willful misfeasance, bad faith, or gross negligence in the conduct of duties had been adjudicated, it would have been adjudicated in favor of such trustee. The rights accruing to a trustee under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse such trustee in any proper cause even though not specifically provided for herein; provided, that no trustee may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Trust and no Shareholder sell be personally liable with respect to any claim of a trustee for indemnity or reimbursement. Notwithstanding any of the provisions hereof, however, no trustee shall be indemnified for any lability which he personally may have under the provisions of the Securities Act of 1933.

                        INVESTORS REAL ESTATE TRUST

                        AND AFFILIATED PARTNERSHIPS

                            MINOT, NORTH DAKOTA








                     CONSOLIDATED FINANCIAL STATEMENTS

                                   AS OF

                         APRIL 30, 1995 AND 1994

                                    AND

                       INDEPENDENT AUDITOR'S REPORT

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                              TABLE OF CONTENTS

                                                                       PAGES
                                                                       -----

INDEPENDENT AUDITOR'S REPORT                                             1


CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets                                           2-3

  Consolidated Statements of Operations                                  4

  Consolidated Statements of Shareholders' Equity                        5

  Consolidated Statements of Cash Flows                                 6-7

  Notes to Consolidated Financial Statements                           8-14


ADDITIONAL INFORMATION

  Independent Auditor's Report on Additional Information                15

  Marketable Securities                                                 16

  Noncurrent Indebtedness of Related Parties -
   Mortgage Loans Receivable                                            17

  Supplemental Income Statement Information                             18

  Real Estate and Accumulated Depreciation                             19-21

  Investments in Mortgage Loans on Real Estate                         22-24

  Selected Financial Data                                               25

  Gain from Property Dispositions                                       26

  Mortgage Loans                                                        27

  Significant Property Acquisitions                                     28

  Quarterly Results of Consolidated Operations (Unaudited)              29

             OTHER SCHEDULES ARE OMITTED DUE TO INAPPLICABILITY

                      INDEPENDENT AUDITOR'S REPORT



Board of Trustees
Investors Real Estate Trust
  and Affiliated Partnerships
Minot, North Dakota


We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended April 30, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Real Estate Trust and Affiliated Partnerships at April 30, 1995 and 1994, and the consolidated results of its operations and cash flows for the years ended April 30, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.





BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota


May 19, 1995

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                         CONSOLIDATED BALANCE SHEETS
                           APRIL 30, 1995 AND 1994


                                   ASSETS

                                                                1995                 1994
                                                           -------------       -------------
REAL ESTATE INVESTMENTS
  Property owned                                           $ 93,556,316        $ 66,522,947
  Less accumulated depreciation                             (13,084,483)        (11,370,925)
                                                           -------------       -------------
                                                           $ 80,471,833        $ 55,152,022
  Mortgage loans receivable - related parties                   118,137             663,391
                            - other                           4,366,460           9,190,550
  Less - unearned discounts and
   deferred interest                                            (34,792)            (49,462)
       - deferred gain from property dispositions              (219,861)           (235,360)
       - allowance for loan losses                             (293,365)           (293,365)
                                                           -------------       -------------
  Total real estate investments                            $ 84,408,412        $ 64,427,776

OTHER ASSETS
  Cash                                                        4,772,742           1,991,578
  Marketable securities                                       4,829,809           5,271,453
  Accounts receivable                                            60,260              -
  Real estate deposits                                          175,000             449,148
  Prepaid insurance                                             101,465              43,066
  Tax and insurance escrow                                      317,520             313,917
  Deferred charges                                              225,786             232,910
                                                           -------------       -------------

TOTAL ASSETS                                               $ 94,890,994        $ 72,729,848
                                                           -------------       -------------
                                                           -------------       -------------

                     LIABILITIES AND SHAREHOLDERS' EQUITY

                                                              1995                1994
                                                          ------------        -----------
LIABILITIES
  Accounts payable and accrued expenses                   $ 1,938,179         $ 1,014,211
  Mortgages payable                                        49,996,207          36,989,553
  Investment certificates issued                            4,862,464           4,405,683
                                                          ------------        -----------
  Total liabilities                                       $56,796,850         $42,409,447
                                                          ------------        -----------



SHAREHOLDERS' EQUITY
  Shares of beneficial interest (unlimited
    authorization, no par value, 11,187,786
    shares outstanding in 1995 and 9,881,643
    shares outstanding in 1994)                           $41,560,587         $34,096,966

  Accumulated distributions in excess of net income        (3,466,443)         (3,776,565)
                                                          ------------        -----------
  Total shareholders' equity                              $38,094,144         $30,320,401
                                                          ------------        -----------



TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                                    $94,890,994         $72,729,848
                                                          ------------        -----------
                                                          ------------        -----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                           INVESTORS REAL ESTATE TRUST
                           AND AFFILIATED PARTNERSHIPS
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED APRIL 30, 1995, 1994 AND 1993


                                            1995           1994            1993
                                        -----------     -----------     ----------
REVENUE
  Real estate rentals                   $12,733,261     $10,204,670     $6,376,733
  Interest, discounts and fees            1,384,433       1,679,909      1,939,910
                                        -----------     -----------     ----------
  Total revenue                         $14,117,694     $11,884,579     $8,316,643
                                        -----------     -----------     ----------

EXPENSES
  Interest                              $ 3,483,909     $ 2,651,836     $1,924,662
  Depreciation                            1,845,571       1,401,408      1,051,370
  Utilities and maintenance               2,495,783       2,271,284      1,504,354
  Taxes and insurance                     1,271,049       1,103,959        787,476
  Property management expenses              779,024         641,054        447,693
  Advisory and trustee services             336,142         304,898        252,013
  Operating expenses                        117,543          53,840         58,253
  Amortization                               20,659          28,199         16,364
  Provision for loan losses                 200,000         250,000         43,366
                                        -----------     -----------     ----------
  Total expenses                        $10,549,680     $ 8,706,478     $6,085,551
                                        -----------     -----------     ----------

OPERATING INCOME                        $ 3,568,014     $ 3,178,101     $2,231,092

GAIN ON SALE OF PROPERTIES                  403,094          64,962        132,610
                                        -----------     -----------     ----------

NET INCOME                              $ 3,971,108     $ 3,243,063     $2,363,702
                                        -----------     -----------     ----------
                                        -----------     -----------     ----------


Net income per share:
  Operating income                        $   .34         $   .35        $   .28
  Gain on sale of investments                 .04             .01            .01
                                          -------         -------        -------
  Net income                              $   .38         $   .36        $   .29
                                          -------         -------        -------
                                          -------         -------        -------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                          INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED APRIL 30, 1995, 1994 AND 1993

                                               ACCUMULATED
                                SHARES OF     DISTRIBUTIONS         TOTAL
                                BENEFICIAL     IN EXCESS OF      SHAREHOLDERS'
                                 INTEREST       NET INCOME         EQUITY
                               -----------     -----------      ------------

BALANCE, MAY 1, 1992           $22,497,105     $(3,647,470)     $18,849,635

Net income                          -            2,363,702        2,363,702
Dividends distributed               -           (2,633,799)      (2,633,799)
Dividends reinvested             1,513,143          -             1,513,143
Sale of shares                   3,652,762          -             3,652,762
                               -----------     -----------      ------------

BALANCE, APRIL 30, 1993        $27,663,010     $(3,917,567)     $23,745,443

Net income                          -            3,243,063        3,243,063
Dividends distributed               -           (3,102,061)      (3,102,061)
Dividends reinvested             1,853,356          -             1,853,356
Sale of shares                   4,580,600          -             4,580,600
                               -----------     -----------      ------------

BALANCE, APRIL 30, 1994        $34,096,966     $(3,776,565)     $30,320,401

Net income                          -            3,971,108        3,971,108
Dividends distributed               -           (3,660,986)      (3,660,986)
Dividends reinvested             2,175,278          -             2,175,278
Sale of shares                   5,288,343          -             5,288,343
                               -----------     -----------      ------------

BALANCE, APRIL 30, 1995        $41,560,587     $(3,466,443)     $38,094,144
                               -----------     -----------      ------------
                               -----------     -----------      ------------

                                      F-7

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED APRIL 30, 1995, 1994 AND 1993

                                                          1995             1994            1993
                                                      -----------      -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                           $ 3,971,108      $ 3,243,063     $ 2,363,702
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation and amortization                       1,866,230        1,429,606       1,067,734
    Provision for loan losses                               -              250,000          43,366
    Accretion of discount on contracts                    (14,670)        (120,485)       (139,353)
    Gain on sale of properties                           (403,094)         (64,962)       (132,610)
    Interest reinvested in investment certificates        205,491          237,415         233,088
    Changes in other assets and liabilities:
      (Increase) decrease in other assets                 138,350          (24,601)       (137,775)
      Increase (decrease) in accounts payable
        and accrued expenses                             (109,116)         165,719         282,437
                                                      -----------      -----------     -----------
  Net cash provided from operating activities         $ 5,654,299      $ 5,115,755     $ 3,580,589
                                                      -----------      -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturity of investment securities     $   441,644      $   992,872     $   430,755
  Principal payments on mortgage loans receivable       4,032,090        4,808,981       3,114,315
  Proceeds from sale of other assets                        -               -              115,000
  Payments for acquisition and improvement
    of properties                                     (10,859,997)      (8,508,607)     (7,375,840)
  Purchase of investment securities                         -           (3,035,142)       (996,969)
  Investment in mortgage loans receivable                (653,952)      (3,116,847)     (2,773,125)
                                                      -----------      -----------     -----------
  Net cash used for investing activities              $(7,040,215)     $(8,858,743)    $(7,485,864)
                                                      -----------      -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of shares                        $ 5,288,343      $ 4,580,600     $ 3,652,762
  Proceeds from investment certificates issued            947,093          896,657       1,115,929
  Proceeds from mortgages payable                       2,092,266        3,453,849       1,524,642
  Loan on margin account                                    -            2,250,000           -

  Dividends paid                                       (1,485,708)      (1,248,705)     (1,120,656)
  Redemption of investment certificates                  (695,803)      (1,488,070)       (551,957)
  Principal payments on mortgage loans                 (1,979,111)      (1,355,233)     (1,480,390)
  Payments on margin account                                -           (2,250,000)          -
                                                      -----------      -----------     -----------
  Net cash provided from financing activities         $ 4,167,080      $ 4,839,098     $ 3,140,330
                                                      -----------      -----------     -----------

NET INCREASE (DECREASE) IN CASH                       $ 2,781,164      $ 1,096,110     $  (764,945)

CASH AT BEGINNING OF YEAR                               1,991,578          895,468       1,660,413
                                                      -----------      -----------     -----------

CASH AT END OF YEAR                                   $ 4,772,742      $ 1,991,578     $   895,468
                                                      -----------      -----------     -----------
                                                      -----------      -----------     -----------

                                      F-8


                                                        1995           1994            1993
                                                    -----------     ----------    -----------
SUPPLEMENTARY SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES
  Dividends reinvested                              $ 2,175,278     $1,853,356    $ 1,513,143
  Real estate investment and mortgage
    loans receivable acquired through
    assumption of mortgage loans payable
    and accrual of costs                             15,917,788      9,510,351     10,303,021
  Proceeds from sale of properties
    deposited directly with escrow agent                940,258         -              -

  Mortgages paid directly by
    owner of contract                                   543,598         18,826        661,089
  Interest reinvested directly in
    investment certificates                             205,491        237,415        233,088



SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
  Cash paid during the year for:
    Interest paid on mortgages                      $ 3,109,727     $2,215,752    $ 1,512,201
    Interest paid on margin account and other            -               9,413          8,689
    Interest paid on investment certificates            157,233        183,037        141,218
                                                    -----------     ----------    -----------
                                                    $ 3,266,960     $2,408,202    $ 1,662,108
                                                    -----------     ----------    -----------
                                                    -----------     ----------    -----------

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            INVESTORS REAL ESTATE TRUST
                            AND AFFILIATED PARTNERSHIPS
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           APRIL 30, 1995, 1994 AND 1993


NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            NATURE OF OPERATIONS - Investors Real Estate Trust qualifies under
            Section 856 of the Internal Revenue Code of 1954 as a real estate investment trust. The Trust has properties located throughout the Upper Midwest, with principal offices located in Minot, North Dakota.

            The company invests in real estate, real estate contracts and real estate related governmental backed securities (GNMA).

            PRINCIPALS OF CONSOLIDATION - The consolidated financial statements include the accounts of Investors Real Estate Trust and all limited partnerships in which Investors Real Estate Trust is a general partner and maintains a controlling interest in accordance with the definition provided by Statement of Position 78-9. Due to the immaterial involvement of the limited partners, the trust's general partnership interest provides it with substantial influence over operations of the partnerships. These limited partnerships are as follows:

                      Eastgate Properties, Ltd.
                      Bison Properties, Ltd.
                      First Avenue Building, Ltd.
                      Chateau Properties, Ltd.
                      Sweetwater Properties, Ltd.
                      Hill Park Properties, Ltd.
                      Colton Heights, Ltd.

            All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

            ACCOUNTING POLICIES

            PROPERTY OWNED - Real estate is stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs which do not add to the value or extend the useful life are charged to expense as incurred.

            DEPRECIATION is provided to amortize the cost of individual assets over their estimated useful lives using principally the straight-line method. Useful lives range from 15 to 40 years for buildings and improvements.

            MORTGAGE LOANS RECEIVABLE are shown at cost less unearned discount. Discounts on contracts are accreted using the straight-line method over the term of the contract. Deferred gain is recognized as income on the installment method when principal payments are received. Interest income is accrued and reflected in the related balance.

            ALLOWANCE FOR LOAN LOSSES - The Trust evaluates the need for an allowance for loan losses periodically. In performing its evaluation, management assesses the recoverability of individual real estate loans by a comparison of their carrying amount with their estimated net realizable value.

            MARKETABLE SECURITIES - The Trust's investments in securities are classified as securities to be held to maturity. These securities consist of Government National Mortgage Association securities for which the Trust has the positive intent and ability to hold to maturity. They are reported at cost, adjusted by amortization of premiums and accretion of discounts which are recognized in interest income using the straight line method over the period to maturity.

            NET INCOME PER SHARE of beneficial interest has been computed based on the weighted average number of shares outstanding during the year.

            INCOME TAXES - The Trust intends to continue to qualify as a real estate investment trust as defined by the Internal Revenue Code and, as such, will not be taxed on the portion of the income that is distributed to the shareholders, provided at least 95% of its real estate investment trust taxable income is distributed and other requirements are met. The Trust intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the financial statements.

            INCOME RECOGNITION - In accordance with Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate", profit shall be recognized in full when real estate is sold, provided:
                a. The profit is determinable, that is, the collectibility of the sales price is reasonably assured or the amount that will be collectible can be estimated.
                b. The earnings process is virtually complete, that is, the seller is not obliged to perform significant activities after the sale to earn the profit.
            Based on the economic climate and the terms of many contracts, the collectibility of the sales price is not reasonably assured as required by Statement of Financial Accounting Standards No. 66. Consequently, the Trust uses the installment method of accounting for profits on real estate sold as it more fairly reflects earned revenue.

            Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized only to the extent of cash received. Rent from leases of real estate is recognized in income as it accrues on the straight-line basis. Advance rental deposits are recorded as deferred income. Gains or losses on marketable securities are recognized on the basis of specific identification.

NOTE 2 -    OFF-BALANCE-SHEET RISK

            The Trust had deposits at Norwest Bank, North Dakota, N.A., First Bank and First International Bank which exceeded Federal Deposit Insurance Corporation limits by $1,435,153, $1,255,270 and $1,427,013, respectively, at April 30, 1995.


NOTE 3 -    PROPERTY OWNED UNDER LEASE

            Property consisting principally of real estate owned under lease is stated at cost less accumulated depreciation and is summarized as follows:

                                                       APRIL 30,       APRIL 30,
                                                         1995            1994
                                                     ------------    ------------
               Residential                           $64,905,196     $46,166,682
                 Less accumulated depreciation        (9,417,195)     (8,282,229)
                                                     ------------    ------------
                                                     $55,488,001     $37,884,453
                                                     ------------    ------------

               Commercial                            $28,651,120     $20,356,265
                 Less accumulated depreciation        (3,667,288)     (3,088,696)
                                                     ------------    ------------
                                                     $24,983,832     $17,267,569
                                                     ------------    ------------

               Remaining cost                        $80,471,833     $55,152,022
                                                     ------------    ------------
                                                     ------------    ------------


            There were no repossessions during the years ended April 30, 1995 and 1994.

            Construction period interest of $94,313 has been capitalized for the year ended April 30, 1995. There was no interest capitalized for the year ended April 30, 1994.

            Residential apartment units are rented to individual tenants with lease terms up to one year. Gross revenues from residential rentals totaled $9,528,999, $7,752,749 and $4,651,112 for the years ended
            April 30, 1995, 1994 and 1993, respectively.

            Commercial properties are leased to tenants under terms of leases expiring at various dates through 2015. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rents based on a percentage of sales totaled $16,586, $22,943 and $14,107 for the years ended April 30, 1995, 1994 and 1993, respectively.

            The future minimum lease payments to be received under these operating leases for the commercial properties as of April 30, 1995, are as follows:

                     YEAR ENDING APRIL 30,
                             1996                      $ 3,243,410
                             1997                        3,074,807
                             1998                        2,830,573
                             1999                        2,757,545
                             2000                        2,684,332
                             Thereafter                 18,507,120
                                                       -----------
                                                       $33,097,787
                                                       -----------
                                                       -----------

NOTE 4 -    MORTGAGE LOANS RECEIVABLE

            Mortgage loans receivable consists of approximately thirty contracts which are collateralized by real estate. Discounts on the contracts, where applicable, are being accreted on the straight-line method over the term of the contract. Contract terms call for monthly payments of principal and interest. Interest rates range from 7 to 14%. Mortgage loans receivable have been evaluated for possible losses considering repayment history, market value of underlying collateral, deferred gains and economic conditions.

            Future principal payments due under the mortgage loan contracts as of April 30, 1995 are as follows:

                     YEAR ENDING APRIL 30,
                             1996                      $2,093,653
                             1997                         544,561
                             1998                         626,353
                             1999                         180,304
                             2000                          52,339
                             Later years                  987,387
                                                       ----------
                                                       $4,484,597
                                                       ----------
                                                       ----------


            Details concerning mortgage loans receivable from related parties can be found in Note 9.


NOTE 5 -    MARKETABLE SECURITIES

            Marketable securities consist of Governmental National Mortgage Association (GNMA) securities bearing interest from 6.5% to 9.5% with varying maturity dates. The details of the amortized cost and approximate market value of marketable securities at April 30, 1995 and 1994 are as follows:

                                                       1995                        1994
                                             ------------------------    ------------------------
                                              AMORTIZED       FAIR       AMORTIZED        FAIR
                                                COST          VALUE        COST          VALUE
                                             ----------    ----------    ----------    ----------
            GNMA
            Due after 10 years               $4,829,809    $4,588,905    $5,271,453    $5,303,469
                                             ----------    ----------    ----------    ----------
                                             ----------    ----------    ----------    ----------

            The amortized cost and estimated market values with unrealized gains and losses of marketable securities at April 30, 1995 and 1994 are as follows:


                                                             GROSS         GROSS
                                              AMORTIZED    UNREALIZED    UNREALIZED       FAIR
            1995                                COST         GAINS         LOSSES         VALUE
            ----                             ----------    ----------    ----------    ----------
            ISSUER
              GNMA                           $4,829,809       $  -       $  240,904    $4,588,905
                                             ----------    ----------    ----------    ----------
                                             ----------    ----------    ----------    ----------



                                                             GROSS         GROSS
                                              AMORTIZED    UNREALIZED    UNREALIZED       FAIR
            1994                                COST         GAINS         LOSSES         VALUE
            ----                             ----------    ----------    ----------    ----------
            ISSUER
              GNMA                           $5,271,453     $32,016        $  -        $5,303,469
                                             ----------     -------       -------      ----------
                                             ----------     -------       -------      ----------

            There were no realized gains or losses on sales of securities for the years ended April 30, 1995, 1994 and 1993.

NOTE 6 -    MORTGAGES PAYABLE

            Mortgages payable as of April 30, 1995, included mortgages on properties owned totaling $49,453,453, and mortgages of $542,754 on property sold on contract. The carrying value of the related real estate owned was $76,151,887 and the carrying value of the related mortgage loans receivable was $1,081,118 as of April 30, 1995.

            Mortgages payable as of April 30, 1994, included mortgages on properties owned totaling $34,917,196, and mortgages of $2,072,357 on property sold on contract. The carrying value of the related real estate owned was $51,165,379 and the carrying value of the related mortgage loans receivable was $3,833,005 as of April 30, 1994.

            Monthly installments are due on the mortgages with interest rates ranging from 7.0% to 10.63% and with varying maturity dates thru May 1, 2018.

            The aggregate amount of required future principal payments on mortgages payable is as follows:

                    YEARS ENDING APRIL 30,
                         1996                         $ 1,728,448
                         1997                           1,829,558
                         1998                           1,550,277
                         1999                           3,595,124
                         2000                           1,333,269
                         Later years                   39,959,531
                                                      -----------
                         Total payments               $49,996,207
                                                      -----------
                                                      -----------

NOTE 7 -      INVESTMENT CERTIFICATES ISSUED

              The Trust has placed investment certificates with the public. The interest rates vary from 6% to 11% per annum, depending on the term of the security. Total securities maturing within fiscal years ending April 30 are shown below. Interest is paid annually, semiannually, or quarterly on the anniversary date of the security.


                 DUE IN YEARS ENDING APRIL 30
                            1996                      $2,242,139
                            1997                         616,953
                            1998                         652,831
                            1999                         383,655
                            2000                         966,886
                                                      ----------
                                                      $4,862,464
                                                      ----------
                                                      ----------

NOTE 8 -      DEFERRED GAIN FROM PROPERTY DISPOSITIONS

              Deferred gain represents gain from property dispositions that have been reported on the installment method. With the installment method of reporting, the proportionate share of the gain is recognized at the point cash is received. Deferred gain recognized on the installment basis was $15,499, $64,962, and $14,385 for the years ended April 30, 1995, 1994 and 1993, respectively.


NOTE 9 -      TRANSACTIONS WITH RELATED PARTIES

              Mr. Roger Odell and Mr. Tom Wentz, officers and shareholders of the Trust, are partners in Odell-Wentz & Associates, the advisor to the Trust. Under the Advisory Contract between the Trust and Odell-Wentz & Associates, the Trust pays an advisor's fee based on the net assets of the Trust and a percentage fee for investigating and negotiating the acquisition of new investments. For the year ended April 30, 1995, Odell-Wentz & Associates received total fees under said agreement of $339,128. The fees for April 30, 1994 were $350,815, and for April 30, 1993 were $272,253. For the years ended April 30, 1995, 1994 and 1993, the Trust has capitalized $49,323, $95,772 and $57,666, respectively, of these fees, with the remainder of $289,805, $255,040 and $214,587, respectively, expensed as advisory and trustee fees on the statement of operations. The advisor is obligated to provide office space, staff, office equipment and computer services and other services necessary to conduct the business affairs of the Trust.

              Investors Management and Marketing (IMM) provides property management services to the Trust. Roger Odell is a shareholder in IMM. IMM received $212,018, $170,870 and $91,639 for services rendered for years ended April 30, 1995, 1994 and 1993, respectively. In addition, IMM owed the Trust $118,137 and $119,793 at April 30, 1995 and 1994, respectively. This receivable earns interest at 11% and is due in November, 1995.

              Inland Securities is a corporation that provides underwriting services in the sale of additional shares for the Trust. Roger Odell is also a shareholder in Inland Securities. Fees for services totaled $272,615 for the year ended April 30, 1995, $507,036 for the year ended April 30, 1994, and $405,709 for the year ended April 30, 1993.

              The Trust paid fees and expense reimbursements to the law firm in which Tom Wentz is a partner totaling $4,890, $4,692 and $4,383 for the years ended April 30, 1995, 1994 and 1993, respectively.

              The Trust had a mortgage loan receivable from Jenner Properties 1978, a limited partnership in which Roger Odell and Tom Wentz are investors. This contract was paid off during the year ended April 30, 1995. The contract balance at April 30, 1994 was $543,598.

            Investment certificates issued by the Trust to officers and trustees totaled $1,179,324 at April 30, 1995 and $1,156,684 at April 30,
            1994. In addition, Daniel Feist, a trustee, was paid $59,564 in conjunction with the brokerage of a contract receivable during the year ended April 30, 1993.


NOTE 10 -    MARKET PRICE RANGE OF SHARES

             Investors Real Estate Trust shares are traded on the Over-The-Counter-Market, with sales handled by Inland Securities, Inc., 21 South Main, Minot, North Dakota. The price range is as follows:

                                              BID               ASK
                                        --------------    --------------
                                         LOW      HIGH     LOW      HIGH
                                        -----    -----    -----    -----
                  1993                  $4.95    $5.22    $5.50    $5.80
                  1994                   5.22     5.49     5.80     6.10
                  1995                   5.49     5.89     6.10     6.40


           INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION




Board of Trustees
Investors Real Estate Trust
  and Affiliated Partnerships
Minot, North Dakota


Our report on our audit of the basic consolidated financial statements of Investors Real Estate Trust and Affiliated Partnerships for the years ended April 30, 1995, 1994 and 1993, appears on page F-3. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages F-18 through F-32 related to the 1995, 1994 and 1993 consolidated financial statements is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information, except for information on page F-32 that is marked "unaudited" on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements for the years ended April 30, 1995, 1994 and 1993, taken as a whole.

We also have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 1992, and 1991, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended April 30, 1992, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page F-28 relating to the 1992 and 1991 consolidated financial statements is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.




BRADY, MARTZ & ASSOCIATES, P.C.

May 19, 1995

                          INVESTORS REAL ESTATE TRUST
                          AND AFFILIATED PARTNERSHIPS
                            APRIL 30, 1995 AND 1994


Schedule I
MARKETABLE SECURITIES

                       APRIL 30, 1995                APRIL 30, 1994
                  -------------------------     -------------------------
                   PRINCIPAL                     PRINCIPAL
                    AMOUNT         MARKET         AMOUNT         MARKET
                  ----------     ----------     ----------     ----------
GNMA Pools        $4,829,809     $4,588,905     $5,271,453     $5,303,469
                  ----------     ----------     ----------     ----------
                  ----------     ----------     ----------     ----------

                           INVESTORS REAL ESTATE TRUST
                           AND AFFILIATED PARTNERSHIPS
                             APRIL 30, 1995 AND 1994


Schedule IV
NONCURRENT INDEBTEDNESS OF RELATED PARTIES

MORTGAGE LOANS RECEIVABLE

                                            BEGINNING                                           ENDING
Year ended April 30, 1995                    BALANCE          ADDITIONS         DEDUCTIONS     BALANCE
                                            ---------         ---------         ----------     --------
  Jenner Properties 1978, Ltd.               $543,598          $   -            $(543,598)     $    -
  Investors Management
   and Marketing                              119,793              -               (1,656)      118,137
                                             --------          -------          ---------      --------
                                             $663,391          $   -            $ 545,254      $118,137
                                             --------          -------          ---------      --------
                                             --------          -------          ---------      --------

Year ended April 30, 1994

  Jenner Properties 1978, Ltd.               $597,657          $38,500          $ (92,559)     $543,598
  Investors Management
    and Marketing                             121,270              -               (1,477)      119,793
                                             --------          -------          ---------      --------
                                             $718,927          $38,500          $ (94,036)     $663,391
                                             --------          -------          ---------      --------
                                             --------          -------          ---------      --------

                          INVESTORS REAL ESTATE TRUST
                          AND AFFILIATED PARTNERSHIPS
                FOR THE YEARS ENDED APRIL 30, 1995, 1994 AND 1993


Schedule X
SUPPLEMENTAL INCOME STATEMENT INFORMATION

                                                 CHARGED TO COSTS AND EXPENSES
                                            --------------------------------------
                                               1995           1994          1993
                                            ----------     ----------     --------
Item
  Maintenance and repairs                   $1,338,236     $1,236,251     $752,229
  Depreciation and amortization of
   intangible assets, preoperating
   costs and similar deferrals                   *              *             *
  Taxes, other than payroll and
    income taxes
    Property taxes                           1,124,849        974,737      634,627
  Royalties                                      *              *             *
  Advertising costs                              *              *             *

  * Less than 1 percent of total revenues

                           ADDITIONAL INFORMATION

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                                APRIL 30, 1995

Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION

                                                                                          COST CAPITALIZED SUBSEQUENT
                                                           INITIAL COST TO TRUST                 TO ACQUISITION
                                                      ------------------------------      ----------------------------
                                                                       BUILDINGS AND                         CARRYING
 DESCRIPTION                      ENCUMBRANCES           LAND           IMPROVEMENTS      IMPROVEMENTS        COSTS
 -----------                      ------------        ----------       -------------      ------------       --------
Apartments:
  Mobridge                        $    79,761         $   33,996        $   312,518        $    6,339         $   -
  Hutchinson                           33,281             24,772            332,250            42,748             -
  Century - Williston               2,266,709            200,000          3,166,750           140,483             -
  Beulah                                 -                 6,360            336,589            78,734             -
  Century - Dickinson               1,178,928            100,000          1,564,598            61,474             -
  Waseca, MN                          293,459             40,000            634,737           129,699             -
  Virginia                             30,592             37,600            163,036            16,447             -
  Parkway                                -                 7,000             40,738            20,728             -
  4301-4313 9th Ave.                  583,661             52,870            908,727            33,531             -
  Marshall                            153,154             35,000            275,000            88,175             -
  Scottsbluff                         311,874             60,000            570,000            63,887             -
  Oak Manor                           243,000             25,000            225,000            17,417             -
  177 10th Ave. E                     238,965             40,000            318,109             2,709             -
  312 12th Ave. NW                     57,673             20,000            236,750              -                -
  105 Grant Street                       -                13,584            157,211             1,090             -
  Lantern Court                          -                15,000             40,000                16             -
  Sweetwater                          275,285             90,767          1,208,847            54,616             -
  Bison                               188,062            100,210          1,348,127            41,798             -
  Eastgate                               -                23,917          1,490,181           167,105             -
  Chateau                           1,318,597             60,000          2,539,381            64,273             -
  Colton Heights                      399,197             80,000            734,286             2,275             -
  Hill Park                         1,551,775            224,750          2,562,296            33,631             -
  Candlelight Apts.                   552,170             80,040            757,977              -                -
  Forest Park                       4,270,518            810,000          5,579,164           126,083             -
  Oakwood Estates                   2,120,562            342,800          2,783,950           164,861             -
  Prairie Winds                     1,426,174            144,097          1,816,011              -                -
  Crestview Apts.                   2,996,871            235,000          4,290,031              -                -
  Pointe West                       2,497,043            240,000          3,537,775              -                -
  Oxbow Apts.                       3,184,364            404,072          4,494,441              -                -
  49 units, Bismarck, ND                 -                  -             1,460,150              -                -
  Prairie Green, Minot, ND               -                  -             2,062,466              -                -
  Stonehill, St. Cloud, MN               -                  -               340,525              -                -
  Pine Cone, Ft. Collins, CO       10,685,215            904,545         12,121,534              -                -
  South View, Minot, ND                  -               185,000            468,585              -                -
  Other                                  -                  -                32,957              -                -
Office Buildings:
  108 4th Ave. SE                        -                42,195            286,588                25             -
  114 S. Main                          26,073             27,055             76,076               774             -
  408 1st St. SE                         -                10,000             34,836             2,037             -
  401 South Main                         -                70,600            334,308            66,981             -
  Lester Building                        -                25,000            243,916              -                -
  First Avenue                           -                30,000            219,496           529,321             -
  Creekside                           962,992            311,310          1,088,149           138,715             -
Commercial:
  Arrowhead Shopping Center           242,369            100,359          1,063,925         1,222,811             -
  Superpumper, Emerado, ND               -                25,000            225,564            46,500             -
  Superpumper, Langdon, ND               -                59,674            151,500            28,038             -
  Superpumper, Bottineau, ND             -                15,000            186,013           100,000             -
  Superpumper, Crookston, MN             -                13,125            214,152           201,500             -
  Superpumper,
  Grand Forks, ND                        -                80,000            405,007              -                -
  Superpumper, New Town                  -                69,900            180,100              -                -
  Pioneer Hi-Bred                     369,711             56,925            548,075             1,931             -
  Lindberg Building                   883,344            198,000          1,154,404            19,005             -
  Superpumper, Sidney, MT                -                12,000            108,600              -                -
  Hutchinson Tech                   2,580,542            244,800          4,029,426           154,800             -
  Minot Plaza                            -                50,000            452,898              -                -
  Smith's, Boise, ID                3,673,868            765,000          4,874,576              -                -
  Midco Theatre, Grand Forks, ND    1,731,283            183,515          2,359,721              -                -
  Pet Foods, Fargo, ND                   -               324,148            927,570              -                -
  Barnes & Noble, Fargo, ND         2,046,381            540,000          2,752,012              -                -
  Stone Container, Fargo, ND             -                  -               896,268              -                -
  Barnes & Noble, Omaha, NE              -                  -                71,895              -                -
                                  -----------         ----------        -----------       ----------          --------
                                  $49,453,453         $7,889,986        $81,795,773       $3,870,557          $   -
                                  -----------         ----------        -----------       ----------          --------
                                  -----------         ----------        -----------       ----------          --------

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS

Schedule XI (Continued)

                                          GROSS AMOUNT AT WHICH
                                       CARRIED AT CLOSE OF PERIOD
                                -------------------------------------------                                   LIFE ON WHICH
                                                  BUILDINGS                                                   LATEST INCOME
                                                    AND                         ACCUMULATED        DATE         STATEMENT
DESCRIPTION                        LAND         IMPROVEMENTS       TOTAL        DEPRECIATION     ACQUIRED      IS COMPUTED
- -----------                     ----------      ------------    -----------     ------------     --------     -------------
Apartments:
  Mobridge                      $   33,996      $   318,856     $   352,852     $   260,690        1974         25-40 years
  Hutchinson                        24,772          374,998         399,770         176,994        1977       33-1/2-40 years
  Century - Williston              262,974        3,244,259       3,507,233         871,833        1985         35-40 years
  Beulah                            78,327          343,356         421,683         248,173        1983         15-40 years
  Century - Dickinson              126,738        1,599,334       1,726,072         404,654        1986         35-40 years
  Waseca, MN                        40,000          764,436         804,436         214,583        1987       27-1/2-40 years
  Virginia                          37,600          179,483         217,083          45,481        1987       27-1/2-40 years
  Parkway                           11,445           57,021          68,466           7,163        1988          5-40 years
  4301-4313 9th Ave.                64,397          930,729         995,126         157,244        1988            40 years
  Marshall                          35,360          362,815         398,175          49,082        1988            40 years
  Scottsbluff                       60,000          633,887         693,887         102,135        1988            40 years
  Oak Manor                         29,012          238,405         267,417          34,930        1989            40 years
  177 10th Ave. E                   40,159          320,659         360,818          43,995        1989            40 years
  312 12th Ave. NW                  20,000          236,750         256,750          32,553        1989            40 years
  105 Grant Street                  14,674          157,211         171,885          17,649        1991            40 years
  Lantern Court                     15,016           40,000          55,016           4,500        1991            40 years
  Sweetwater                        94,270        1,259,960       1,354,230         866,703        1972         20-33 years
  Bison                            100,210        1,389,925       1,490,135         983,225        1972         25-33 years
  Eastgate                          28,638        1,652,565       1,681,203       1,164,458        1970            33 years
  Chateau                           64,316        2,599,338       2,663,654       1,351,859        1972            33 years
  Colton Heights                    80,095          736,466         816,561         280,068        1984            33 years
  Hill Park                        245,653        2,575,024       2,820,677         909,339        1985            33 years
  Candlelight Apts.                 80,040          757,977         838,017          47,374        1993            40 years
  Forest Park                      810,000        5,705,247       6,515,247         353,426        1993            40 years
  Oakwood Estates                  342,800        2,948,811       3,291,611         180,170        1993            40 years
  Prairie Winds                    144,097        1,816,011       1,960,108         113,501        1993            40 years
  Crestview Apts.                  235,000        4,290,031       4,525,031         160,876        1994            40 years
  Pointe West                      240,000        3,537,775       3,777,775         132,667        1994            40 years
  Oxbow Apts.                      404,072        4,494,441       4,898,513          56,180        1994            40 years
  49 units, Bismarck, ND              -           1,460,150       1,460,150            -           1995            40 years
  Prairie Green, Minot, ND            -           2,062,466       2,062,466            -           1995            40 years
  Stonehill, St. Cloud, MN            -             340,525         340,525            -           1995            40 years
  Pine Cone, Ft. Collins, CO       904,545       12,121,534      13,026,079         151,519        1994            40 years
  South View, Minot, ND            185,000          468,585         653,585           8,170        1994            40 years
  Other                               -              32,957          32,957            -           1995            40 years
Office Buildings:
  108 4th Ave SE                    42,221          286,587         328,808         177,587        1972            30 years
  114 S. Main                       27,829           76,076         103,905          64,543        1978            20 years
  408 1st St. SE                    10,016           36,857          46,873          16,372        1986         19-40 years
  401 South Main                    70,722          401,167         471,889          89,338        1987       31-1/2-40 years
  Lester Building                   25,000          243,917         268,917          39,814        1988            40 years
  First Avenue                      67,711          711,106         778,817         254,168        1981            33 years
  Creekside                        311,310        1,226,864       1,538,174          99,263        1992            40 years
Commercial:
  Arrowhead Shopping Ctr.          100,412        2,286,683       2,387,095       1,920,867        1973         15-40 years
  Superpumper, Emerado, ND          25,000          272,064         297,064         108,293        1986         19-40 years
  Superpumper, Langdon, ND          59,674          179,538         239,212          40,014        1987       31-1/2-40 years
  Superpumper, Bottineau, ND        15,000          286,013         301,013          36,120        1989            40 years
  Superpumper, Crookston, MN        13,125          415,653         428,778          48,682        1988            40 years
  Superpumper
    Grand Forks, ND                 80,000          405,007         485,007          45,563        1991            40 years
  Superpumper, New Town, ND         69,900          180,100         250,000          15,759        1992            40 years
  Pioneer Hi-Bred                   56,925          550,006         606,931          47,999        1992            40 years
  Lindberg Building                198,000        1,173,409       1,371,409         101,723        1992            40 years
  Superpumper, Sidney, MT           12,000          108,600         120,600           6,788        1993            40 years
  Hutchinson Tech                  244,800        4,184,226       4,429,026         253,801        1993            40 years
  Minot Plaza                       50,000          452,898         502,898          28,306        1993            40 years
  Smith's, Boise, ID               765,000        4,874,576       5,639,576         182,797        1994            40 years
  Midco Theatre, Grand Forks, ND   183,516        2,359,721       2,543,237          29,497        1994            40 years
  Pet Foods, Fargo, ND             324,148          927,571       1,251,719          11,595        1994            40 years
  Barnes & Noble, Fargo, ND        540,000        2,752,012       3,292,012          34,400        1994            40 years
  Stone Container, Fargo, ND          -             896,268         896,268            -           1995            40 years
  Barnes & Noble, Omaha, NE           -              71,895          71,895            -           1995            40 years
                                ----------      -----------     -----------     -----------
                                $8,145,515      $85,410,801     $93,556,316     $13,084,483
                                ----------      -----------     -----------     -----------
                                ----------      -----------     -----------     -----------

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS


Schedule XI (Continued)


Reconciliations of total real estate carrying value for the three years ended April 30, 1995, 1994 and 1993 are as follows:

                                           1995              1994             1993
                                     --------------     -------------     ------------
Balance at beginning of year         $   66,522,947     $  48,953,137     $ 31,175,241
Additions during year
    - acquisitions                       27,371,289        17,094,188       17,249,765
    - improvements                          346,755           475,622          528,131
                                     --------------     -------------     ------------
                                     $   94,240,991     $  66,522,947     $ 48,953,137

Deductions during year
    - cost of real estate sold             (684,675)             -                -
                                     --------------     -------------     ------------
Balance at close of year             $   93,556,316     $  66,522,947     $ 48,953,137
                                     --------------     -------------     ------------
                                     --------------     -------------     ------------

Reconciliations of accumulated depreciation for the three years ended April 30, 1995, 1994 and 1993 are as follows:

                                             1995             1994            1993
                                     --------------     -------------     ------------
Balance at beginning of year         $   11,370,925     $   9,969,517     $  8,918,147
Additions during year
    - provisions for depreciation         1,845,571         1,401,408        1,051,370
Deduction during year
    - accumulated depreciation
        on real estate sold                (132,013)             -                -
                                     --------------     -------------     ------------
Balance at close of year             $   13,084,483     $  11,370,925     $  9,969,517
                                     --------------     -------------     ------------
                                     --------------     -------------     ------------

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                                APRIL 30, 1995


Schedule XII
INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

                                          INTEREST     FINAL MATURITY       PAYMENT         PRIOR
                                            RATE             DATE            TERMS          LIENS
                                          --------     --------------       ------          -----
RESIDENTIAL
  Billings, MT - 144 units                   9%            9-1-98           Monthly           -
  Higley Heights, Phoenix, AZ                8%            3-31-04          Monthly           -
  North Park - Writer Corp.                  14%           1-04-98          Monthly           -
  Pier Point - Writer Corp.                  12%          10-01-95         Quarterly          -
  Geneva Del Mar Apts.                       12%           6-30-95         Quarterly          -
  Centerbrooke Homes                         12%           1-14-94          Monthly           -
  Other - over $100,000                     8-12 1/2%     1-1-98 to
                                                           7-1-08           Monthly           -
        - from $50,000 - 99,999             8-9%         12-1-98 to
                                                           2-1-00           Monthly           -
        - from $20,000 - 49,999             8-10%        08-1-96 to
                                                           12-1-03          Monthly           -
        - less than $20,000                 7-12%         8-1-96 to
                                                           12-1-01          Monthly

Total

Less    - Unearned discounts
        - Deferred gain from property dispositions
        - Allowance for bad debts

                                                 PRINCIPAL AMOUNT
           FACE               CARRYING         OF LOANS SUBJECT TO
         AMOUNTS OF          AMOUNTS OF        DELINQUENT PRINCIPAL
          MORTGAGES          MORTGAGES            OR INTEREST
         ------------        -----------       --------------------
         $  1,500,000        $   437,302          $         -
              809,786            700,015                    -
            1,550,000            281,101                    -
              887,000            407,842                    -
              586,000            328,277                    -
            1,900,000            724,832              724,832

            1,795,483          1,095,386                    -

              973,794            370,724                8,660

              383,660            111,933                    -

              235,189             27,185                    -
         ------------        -----------          -----------

         $ 10,620,912        $ 4,484,597          $   733,492
         ------------                             -----------
         ------------                             -----------
                                 (34,792)
                                (219,861)
                                (293,365)
                             -----------
                             $ 3,936,579
                             -----------
                             -----------

                                                   1995            1994             1993
                                              ------------     ------------     ------------
MORTGAGE LOANS RECEIVABLE,
  BEGINNING OF YEAR                           $  9,853,941     $ 11,546,075     $ 12,548,354
 New participations in and advances
  on mortgage loans                                653,952        3,135,673        2,773,125
                                              ------------     ------------     ------------
                                              $ 10,507,893     $ 14,681,748     $ 15,321,479
Collections                                     (5,823,296)      (4,827,807)      (3,775,404)
Write-off through allowance                       (200,000)             -               -
                                              ------------     ------------     ------------
MORTGAGE LOANS RECEIVABLE,
  END OF YEAR                                 $  4,484,597     $  9,853,941     $ 11,546,075
                                              ------------     ------------     ------------
                                              ------------     ------------     ------------

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                           SELECTED FINANCIAL DATA

                                                                     YEAR ENDED APRIL 30
                                       -------------------------------------------------------------------------------
                                             1995             1994             1993           1992             1991
                                       -------------    -------------    ------------    ------------     ------------
Consolidated Income Statement Data
  Revenue                              $  14,117,694    $  11,884,579    $  8,316,643    $  7,206,054     $  6,591,500
  Operating income                         3,568,014        3,178,101       2,231,092       1,628,155        1,160,634
  Gain (loss) on repossession/
     sale of investments                     403,094           64,962         132,610          22,858          (10,008)
  Net income                               3,971,108        3,243,063       2,363,702       1,651,013        1,150,626

Consolidated Balance Sheet Data
  Total real estate investments        $  84,408,412    $  64,427,776    $  50,041,059   $ 34,302,341     $ 31,722,867
  Total assets                            94,890,994       72,729,848       54,658,569     38,997,080       35,757,950
  Shareholders' equity                    38,094,144       30,320,401       23,745,443     18,849,635       15,770,048
Consolidated Per Share Data
  Operating income                     $         .34    $         .35    $         .28   $        .23     $        .18
  Gain on repossession/
    sale of investments                          .04              .01              .01            .00              .00
  Dividends                                      .35              .34              .32            .31              .31
Tax status of dividend
  Capital gain                                 11.0%             7.4%             4.1%           1.0%             4.9%
  Ordinary income                              89.0%            92.6%            74.0%          67.8%            53.8%
  Return of capital                             0.0%             0.0%            21.9%          31.2%            41.3%

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                        APRIL 30, 1995, 1994 AND 1993


GAIN FROM PROPERTY DISPOSITIONS

                                    TOTAL
                                   ORIGINAL      UNREALIZED    REALIZED      REALIZED     REALIZED
PROPERTY                             GAIN          4/30/95      4/30/95       4/30/94     4/30/93
- --------                         ----------      ----------    ----------    ---------   ---------
Brooklyn Addition *              $   25,000      $    5,000    $    1,000    $   1,000   $   1,000
1411 South 20th *                    34,696           1,177         3,292        3,039       2,806
1302 South 19 1/2 *                  87,669          28,659         5,739        5,299       4,893
600 Maple *                          60,025          41,253           859          766         630
406 17th Street - Mandan *          233,522         143,772         4,609        4,131       3,702
1320 19 1/2 South*                   74,424            -             -          50,727       1,354
419 and 404 - Minot                  82,053            -           82,053         -           -
Yankton, SD                         305,542            -          305,542         -           -
Other gain realized                    -               -             -            -        118,225
                                                 ----------    ----------    ---------   ---------
                                                 $  219,861    $  403,094    $  64,962   $ 132,610
                                                 ----------    ----------    ---------   ---------
                                                 ----------    ----------    ---------   ---------


  * The gain from the sale of these properties is being realized based on the installment method. The amount of deferred gain realized was $15,499, $64,962 and $14,385 for the years ended April 30, 1995, 1994 and 1993, respectively.

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                               APRIL 30, 1994

MORTGAGE LOANS

                                             Final        Periodic                    Carrying       Delinquent
                                Interest    Maturity       Payment    Face Amount     Amount of      Principal
                                  Rate        Date          Terms     of Mortgage     Mortgages     or interest
                                --------    --------      --------    -----------    -----------    -----------
Arrowhead Shopping
  Center, Minot, ND              10.00%      10-1-97       Monthly    $ 1,152,278    $   242,369      $    -
Century Apartments,
  Williston,
  196 unit complex                9.02       10-1-15       Monthly      2,680,000      2,266,709           -
Century Apartments,
  Dickinson,
  120 unit complex                9.53       4-20-16       Monthly      1,320,000      1,178,928           -
Colton Heights Assoc.,
  Billings, MT                    9.00        3-1-97       Monthly      1,291,000        255,911           -
Chateau Properties,
  Ltd., Minot, ND
  64 unit complex                 7.00       6-10-08       Monthly      1,400,000      1,318,597           -
Sweetwater Properties,
  Grafton, Devils                               2003 to
  Lake, 114 units                 9.25          2004       Monthly        914,138        275,285           -
Bison Properties,
  Jamestown, Carrington,          8.50 to       1999 to
  Cooperstown, 125 units         10.00          2000       Monthly      1,001,650        188,062           -
Hill Park Properties, Ltd.
  Bismarck, ND, 96 units        10.625        9-1-15       Monthly      2,225,675      1,551,775           -
Colton Heights, Ltd.
  Minot, ND, 18 units             8.50        1-1-00       Monthly        730,000        399,197           -
Residential Properties,
  Single family -                 7.25 to     5-1-95 to
  36 unit complexes              10.50        3-1-03       Monthly      4,017,631      2,312,264           -
Commercial Properties,
  Retail stores                   9.00        5-1-98       Monthly         97,500         26,073           -
Pioneer Hi-Bred,
  Moorhead, MN                    7.38       11-1-01       Monthly        425,000        369,711           -
Creekside Office Complex
  Billings, MT                    9.50       12-1-16       Monthly      1,023,750        962,992           -
Hutchinson Tech
  Sioux Falls, SD                 8.50        8-1-99       Monthly      2,800,000      2,580,542           -
Candlelight Apts.                 9.00       12-1-04       Monthly        578,000        552,170           -
Oakwood Apts.                     7.64        5-1-99       Monthly      2,227,765      2,120,562           -
Prairie Winds                     7.19        5-1-18       Monthly      1,470,000      1,426,174           -
Forest Park                       9.75        5-1-03       Monthly      4,500,000      4,270,518           -
Pointe West Apts.                 8.98        1-1-14       Monthly      2,625,000      2,497,042           -
Crestview Apts.                   8.97        1-1-14       Monthly      3,150,000      2,996,871           -
Midco Theatre                     9.40        7-1-14       Monthly      1,750,000      1,731,283           -
Sioux Falls, SD                   9.25       7-15-14       Monthly      2,600,000      2,534,364           -
Smith's Home Furnishings          9.75       3-29-14       Monthly      3,750,000      3,673,868           -
Lindberg Building                 8.75        4-1-00       Monthly        950,000        883,344           -
Barnes & Noble, Fargo, ND         8.50       12-5-14       Monthly      2,062,500      2,046,381           -
24 unit additions, Sioux Falls    9.50       4-10-15       Monthly        650,000        650,000           -
Pine Cone                         7.79      11-30-99       Monthly     10,685,215     10,685,215           -
                                                                      -----------    -----------      ---------
                                                                      $58,077,102    $49,996,207      $    -
                                                                      -----------    -----------      ---------
                                                                      -----------    -----------      ---------

                         INVESTORS REAL ESTATE TRUST
                         AND AFFILIATED PARTNERSHIPS
                               APRIL 30, 1995

SIGNIFICANT PROPERTY ACQUISITIONS

Acquisition for cash and assumptions of mortgages
  Commercial:
    Midco Theatre, Grand Forks, ND                       $ 2,543,237
    Pet Foods, Fargo, ND                                   1,251,719
    Barnes & Noble, Fargo, ND                              3,292,012
    Stone Container, Fargo, ND*                              896,268
    Barnes & Noble, Omaha, NE*                                71,895
                                                         -----------
                                                         $ 8,055,131
                                                         -----------
  Apartments:
    North Pointe, Bismarck, ND*                            1,460,150
    South Pointe, Minot, ND*                               2,062,466
    Stonehill, St. Cloud, MN*                                340,525
    Pine Cone, Ft. Collins, CO                            13,026,079
    South View, Minot, ND                                    653,585
    Oxbow Apts., Sioux Falls, SD**                         1,746,707
                                                         $19,289,512
                                                         -----------
Total                                                    $27,344,643
                                                         -----------
                                                         -----------

 * Property not placed in service at April 30, 1995. Additional costs are still to be incurred.

** Represents costs to complete a project started in year ending April 30, 1994.

                          INVESTORS REAL ESTATE TRUST
                          AND AFFILIATED PARTNERSHIPS
           QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

                                                     QUARTER ENDED
                                   --------------------------------------------------
                                     7-31-94      10-31-94     1-31-95      4-30-95
                                   ----------    ----------   ----------   ----------
Revenues                           $3,328,796    $3,616,969   $3,574,068   $3,597,861
Income before gains on
  sale of investments                 794,755     1,066,229    1,014,011      693,019
Net gain on sale of investments          -          305,543         -          97,551
Net income                            794,755     1,371,772    1,014,011      790,570

Per share
  Income before gains on
    sale of investments                   .07           .10          .10          .07
  Net gain on sale of
    investments                          -              .03         -             .01

                                                     QUARTER ENDED
                                   --------------------------------------------------
                                     7-31-93      10-31-93      1-31-94      4-30-94
                                   ----------    ----------   ----------   ----------
Revenues                           $2,690,066    $2,906,206   $2,983,480   $3,304,827
Income before gains on
  sale of investments                 841,939       852,618      872,875      610,669
Net gain on sale of investments          -             -            -          64,962
Net income                            841,939       852,618      872,875      675,631

Per share
  Income before gains on
    sale of investments                   .10           .10          .10          .05
  Net gain on sale of
    investments                          -             -            -             .01

                                                     QUARTER ENDED
                                   --------------------------------------------------
                                     7-31-92      10-31-92      1-31-93      4-30-93
                                   ----------    ----------   ----------   ----------
Revenues                           $2,007,460    $2,008,188   $2,013,495   $2,287,500
Income before gains on
  sale of investments                 642,241       578,070      656,909      353,872
Net gain on sale of investments          -             -            -         132,610
Net income                            642,241       578,070      656,909      486,482

Per share
  Income before gains on
    sale of investments                   .08           .07          .08          .05
  Net gain on sale of
   investments                           -             -            -             .01

               FINANCIAL STATEMENT - Third Quarter Fiscal 1996

The following Financial Statements have been prepared from the records of Investors Real Estate Trust and its seven affiliated limited partnerships and have not been audited or reviewed by the Trust's independent certified public accountants. Accordingly, these statements are subject to adjustments upon audit, which audit will be conducted for the Fiscal Year ending April 30, 1996. Reference is made to the footnotes to the Statements prepared by the Trust's auditors for the Fiscal year ended April 30, 1995, contained in the Annual Report for Fiscal 1995. In the opinion of the Trust, there have been no developments requiring footnote disclosure for the periods covered by the Financial Statements set forth below that are not adequately disclosed in the footnotes to the April 30, 1995 statements.

- ------------------------------------------------------------------------------
STATEMENT OF OPERATIONS
For the Three- and Nine-Month Periods Ended January 31, 1996 and 1995
(Unaudited)

                                  THREE MONTHS ENDED          NINE MONTHS ENDED
                                     JANUARY 31                   JANUARY 31
                                -----------------------   -------------------------
                                   1996         1995         1996           1995
                                ----------   ----------   -----------   -----------
OPERATING INCOME
  Real Estate Rentals           $4,892,738   $3,245,354   $12,944,173   $ 9,508,065
  Interest Income and Fees         211,671      328,714       657,483     1,011,768
                                ----------   ----------   -----------   -----------
                                $5,104,409   $3,574,068   $13,601,656   $10,519,833
                                ----------   ----------   -----------   -----------
OPERATING EXPENSE
  Interest                      $1,554,110   $  865,806   $ 4,054,522   $ 2,534,221
  Utilities & Maintenance          782,100      622,300     2,042,106     1,836,204
  Property Management              365,453      191,261       887,034       583,236
  Taxes & Insurance                555,031      295,334     1,409,370       872,336
  Advisory & Trustees Fees         124,801       83,930       337,324       246,239
  Operating Expenses                34,408       16,426       111,190        67,602
                                ----------   ----------   -----------   -----------
                                $3,415,903   $2,075,057   $ 8,841,546   $ 6,139,838
                                ----------   ----------   -----------   -----------

OPERATING INCOME
  (before reserves)             $1,688,506   $1,499,011   $ 4,760,109   $ 4,379,995
                                ----------   ----------   -----------   -----------
DEPRECIATION                      (606,000)    (435,000)   (1,610,000)   (1,355,000)
                                ----------   ----------   -----------   -----------
RESERVE FOR BAD DEBTS                    0            0             0             0
                                ----------   ----------   -----------   -----------
OPERATING INCOME
  (after reserves)              $1,082,506   $1,064,011   $ 3,150,109   $ 3,024,995
GAIN ON SALE OF INVESTMENTS        522,001            0       522,001       305,543
                                ----------   ----------   -----------   -----------
NET TAXABLE INCOME              $1,604,507   $1,064,011   $ 3,672,110   $ 3,330,538
                                ----------   ----------   -----------   -----------
                                ----------   ----------   -----------   -----------
NET INCOME PER SHARE:
  Operating Income (after
   depreciation)                       .09          .10           .26           .30
  Gain on Sale of Investments          .04            0           .04           .03
                                ----------   ----------   -----------   -----------
  Total Taxable Income/Share           .13          .10           .30           .33
                                ----------   ----------   -----------   -----------
                                ----------   ----------   -----------   -----------
DIVIDENDS PAID PER SHARE               .09         .085        .27125         .2555
                                ----------   ----------   -----------   -----------
                                ----------   ----------   -----------   -----------
Average Number of Shares
 Outstanding                    12,382,227   10,559,744    11,940,492    10,254,494
                                ----------   ----------   -----------   -----------
                                ----------   ----------   -----------   -----------

BALANCE SHEETS
For the Periods Ended January 31, 1996 & 1995 (Unaudited)

ASSETS:

                                                    JANUARY 31, 1996   JANUARY 31, 1995
                                                    ----------------   ----------------
  Cash                                                $  3,384,400       $  5,729,487
  Marketable Securities                                  4,508,382          4,906,239
  Accounts Receivable                                            0                  0
  Tax & Insurance Escrow                                 1,087,235            459,445
  Deferred Charges                                         490,860            243,196
  Prepaid Insurance                                        153,389             87,287
  Deposits                                                 457,500            176,000
                                                      ------------       ------------
                                                      $ 10,081,766       $ 11,601,654
                                                      ------------       ------------
  Real Estate Investments
    Real Estate Owned                                 $128,339,454       $ 77,053,428
    Less Accumulated Depreciation                      (14,245,319)       (12,656,411)
                                                      ------------       ------------
    Net Real Estate Owned                              114,094,135         64,397,017
                                                      ------------       ------------
  Real Estate Mortgages (related)                                0            122,535
  Real Estate Mortgages (unrelated)                      3,766,929          5,382,536
  Less Unearned Discounts                                  (34,792)           (49,462)
  Less Deferred Gain from Property Dispositions           (219,861)          (235,360)
  Less Reserve for Bad Debts                              (267,096)          (293,366)
                                                      ------------       ------------
  Net Mortgages & Contracts                              3,245,180          4,926,883
                                                      ------------       ------------
  Total Real Estate Investments                       $117,339,315       $ 69,323,900
                                                      ------------       ------------
TOTAL ASSETS                                          $127,421,081       $ 80,925,554
                                                      ------------       ------------
                                                      ------------       ------------

LIABILITIES:

  Accounts Payable & Other Liabilities                $  1,443,831       $  1,258,775
  Mortgages Payable                                     72,332,672         39,193,387
  Investment Certificates Payable                        5,994,973          4,512,463
  Due on Margin Account                                          0                  0
                                                      ------------       ------------
TOTAL LIABILITIES                                     $ 79,771,476       $ 44,964,625
                                                      ------------       ------------

SHAREHOLDERS' EQUITY
  Shares of Beneficial Interest
    Outstanding Shares of
     12,693,198 as of 01/31/96
     10,763,881 as of 01/31/95                        $ 50,727,029       $ 39,064,436
  Undistributed Net Income                              (3,077,424)        (3,103,507)
                                                      ------------       ------------
                                                      ------------       ------------
Total Shareholders' Equity                            $ 47,649,605       $ 35,960,929
                                                      ------------       ------------
                                                      ------------       ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $127,421,081       $ 80,925,554
                                                      ------------       ------------
                                                      ------------       ------------

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine-Month Periods Ended January 31, 1996 and 1995 (Unaudited)

                                                                   1996           1995
                                                               ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                   $  3,672,111   $ 3,330,538
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                 1,610,000     1,355,000
    Reserve for Bad Debts                                                 0             0
  Interest reinvested in investment certificates                    187,266       151,820
Changes in other assets and liabilities:
  (Increase) decrease in other assets                            (1,369,242)     (224,035)
  Increase in accounts payable and accrued expenses                 692,751       220,565
                                                               ------------   -----------
NET CASH PROVIDED FROM OPERATING ACTIVITIES                    $  4,792,886   $ 4,833,888
                                                               ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Real Estate Deposits                                         $   (125,000)  $         0
  Proceeds from principal payments on GNMA Securities               321,427       365,214
  Principal payments on mortgage loan receivables                   691,399     3,071,625
  Payments for acquisition of properties                        (34,783,138)   (6,142,793)
  Investment in mortgage loan receivables                                 0      (539,824)
                                                               ------------   -----------
NET CASH PROVIDED FROM (USED FOR) INVESTING ACTIVITIES         $(33,895,312)  $(3,245,778)
                                                               ------------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from mortgage loans                                 $ 20,854,211   $ 1,447,779
  Proceeds from sale of shares                                    9,166,442     3,433,591
  Dividends paid                                                 (1,226,474)   (1,042,471)
  Proceeds from investment certificates issued                    1,164,989       554,108
  Loan on margin account                                                  0             0
  Redemption of investment certificates                            (352,595)     (599,410)
  Principal payments on mortgage loans and notes payable         (1,992,489)   (1,643,798)
  Payments on margin account                                              0             0
                                                               ------------   -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                      $ 27,714,084   $ 2,149,799
                                                               ------------   -----------
Net Increase (Decrease) in Cash                                $ (1,388,342)  $ 3,737,909
                                                               ------------   -----------
Cash at April 30, 1995                                         $  4,772,742   $ 1,991,578
                                                               ------------   -----------
CASH AT JANUARY 31, 1996                                       $  3,384,400   $ 5,729,487
                                                               ------------   -----------
                                                               ------------   -----------

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of the anticipated cost to the Trust in connection with the issuance and distribution of the securities to be registered.

Legal:                                          $25,000
Printing:                                         1,500
Accounting:                                       1,000
Registration Fees:                                2,500
                                                -------
                                                $30,000

ITEM 31.  SALES TO SPECIAL PARTIES

There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or any security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

The shares of Beneficial Interest of IRET are sold in the over-the-counter market only within the State of North Dakota by Inland National Securities, Inc., 21 South Main, Minot, ND 58701, and Financial Advantage Brokerage Services, Inc., 17 South Main, Minot, ND 58701. Set forth below, by quarter-year, are the total number of IRET shares sold and repurchased and the high and low reported sales prices for the past three years:


  CALENDAR                      NO. OF          BID            ASKED
    YEAR      MONTHS         SHARES SOLD    LOW     HIGH    LOW    HIGH
    ----      ------         -----------    ---     ----    ---    ----
    1993   January-March       241,353      5.02    5.10    5.70   5.80
    1993   April-June          230,068      5.10    5.19    5.80   5.90
    1993   July-September      140,339      5.10    5.19    5.90   5.90
    1993   October-December    181,613      5.16    5.28    5.90   6.00
    1994   January-March       250,167      5.20    5.37    6.00   6.10
    1994   April-June          163,347      5.20    5.37    6.10   6.10
    1994   July-September      134,529      5.37    5.63    6.10   6.25
    1994   October-December    335,518      5.63    5.89    6.25   6.40
    1995   January-March       210,106      5.89    5.89    6.40   6.40
    1995   April-June          137,766      5.89    6.03    6.40   6.55
    1995   July-September      452,665      5.89    6.03    6.40   6.55
    1995   October-December    466,447      5.89    6.16    6.40   6.70


IRET shares are sold on the primary market only for cash to bona-fide residents of the State of North Dakota by Inland National Securities, Inc., and Financial Advantage Brokerage Services, Inc., which are securities dealers registered with the State of North Dakota. IRET claims exemption from the registration of its shares of Beneficial Interest under the Securities Act of 1933 under Section 3(a)(11) of said Act. All securities have been offered and sold only to persons resident within the State of North Dakota. The Trust is organized and doing business within North Dakota.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The governing provisions of the Trust provide nonliability of and indemnification to the Board of Trustees and officers except for willful misfeasance, bad faith, gross negligence, or any liability imposed by the Securities Act of 1933. The Trust currently provides no insurance coverage for the errors or omissions of Board members, officers or the Advisor.

The Advisor currently maintains no insurance coverage for its errors or omissions as Advisor to the Trust.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

No portion of the consideration to be received by the registrant for such shares is to be credited to an account other than the appropriate capital share account.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS

a) List of all financial statements filed as part of this registration statement

    FINANCIAL STATEMENT FILED                  INCLUDED IN PROSPECTUS
    -------------------------                  ----------------------


Financial Statement by Investors Real          See F-1 through F-35

Estate Trust for the period ended
April 30, 1995, prepared by Brady
Martz & Associates, P.C., Certified
Public Accountants

b)  Exhibit Index

    DESCRIPTION OF EXHIBIT                     LOCATION
    ----------------------                     --------

    (1)  Security Sales Agreements             Attached as E-2 through E-5

    (2)  Plan of acquisition,                  Not Applicable
         reorganization, arrangement,
         liquidation or succession

    (3)  (i)  Articles of Incorporation        Declaration of Trust,
         (ii) By-Laws                          dated 7/31/70, and First
                                               Amendment thereto dated
                                               8/26/70, and Second
                                               Amendment thereto dated
                                               7/11/74, filed as
                                               Exhibit 3 to Form 10
                                               filed for the Registrant
                                               (File No. 0-14851) and
                                               incorporated herein by
                                               reference

    (4)  Instruments defining the              See #3
         rights of security holders,
         including indentures

    (5)  Opinion re legality                   Attached as E-6 through E-7

    (6)  Opinion re discount on                Not Applicable
         capital shares

    (7)  Opinion re liquidation                Not Applicable
         preference

    (8)  Opinion re tax matters                Not Applicable

    (9)  Voting trust agreement                Not Applicable

    (10) Material Contracts                    Advisory Agreement with
                                               the Registrant and
                                               Odell-Wentz &
                                               Associates, filed as
                                               Exhibit 10 to said Form
                                               10 and incorporated
                                               herein by reference
                                               (File No. 0-14851)

    (11) Statement re computation              Not Applicable
         of per share earnings

    (12) Statement re computation              Not Applicable
         of ratios

    (15) Letter re unaudited                   Not Applicable
         interim financial information

    (16) Letter re change in                   Not Applicable
         certifying accountant

    (21) Subsidiaries of the                   List of affiliated
         Registrant                            partnerships filed as
                                               Item 7 of Form 10 filed
                                               for the Registrant
                                               (File No. 0-14851) and
                                               incorporated herein by
                                               reference

    (23) Consent of experts and counsel        Attached as E-8 through E-9
         (a)  Pringle & Herigstad, P.C.
         (b)  Brady Martz & Associates, P.C.

    (24) Power of Attorney                     Not Applicable

    (25) Statement of eligibility              Not Applicable
         of trustee

    (27) Financial Data Schedule               Attached as E-1

    (99) Additional Exhibits                   Not Applicable

                               UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota.


                                  INVESTORS REAL ESTATE TRUST


                                  BY
                                    -----------------------------------

                                     Thomas A. Wentz
                                     Its Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

        SIGNATURE                 TITLE                          DATE
        ---------                 -----                          ----


_________________________    President, Trustee and          April 10, 1996

Roger R. Odell               Principal Executive Officer

_________________________    Vice-President and Trustee      April 10, 1996

Thomas A. Wentz

_________________________    Trustee and Chairman            April 10, 1996

Ralph A. Christensen

_________________________    Trustee and Vice Chairman       April 10, 1996

Mike F. Dolan

_________________________    Trustee                         April 10, 1996

Patrick G. Jones

_________________________    Secretary                       April 10, 1996

Timothy P. Mihalick

_________________________    Trustee                         April 10, 1996

J. Norman Ellison

_________________________    Trustee                         April 10, 1996

Daniel L. Feist

_________________________    Trustee                         April 10, 1996

C. Morris Anderson


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